Filed pursuant to Rule 424(b)(4)

Registration No. 333-283829

HAMCO VENTURES LIMITED

Up to 2,000,000 Ordinary Shares

This is the initial public offering, or the “offering,” of up to 2,000,000 Ordinary Shares common shares, par value US $0.00001 per share (each, an “Ordinary Share”, collectively, “Ordinary Shares”) of Hamco Ventures Limited, a BVI business company with limited liability incorporated in the BVI which is the holding company and with our principal place of business is in Hong Kong.

Hamco Ventures Limited (“Hamco,” “Company,” “we,” or “our”) is offering up to 2,000,000 Ordinary Shares in a self-underwritten offering, on the best-efforts basis, meaning that no aggregate minimum offering amount is required to be raised by us in this offering. As such, the actual public offering amount and proceeds to us, if any, are not presently determinable and net proceeds may be substantially less than the total maximum offering set forth above. The Ordinary Shares will be offered at the fixed price of $0.25 per share.

This prospectus will permit our officers and directors to offer and sell on behalf of the Company the Ordinary Shares directly to the public, with no commission or other remuneration payable to them for any Ordinary Shares sold. In offering the Ordinary Shares on our behalf, our officers and directors will rely on the safe harbor from the broker-dealer registration set out in Rule 3a4- 1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We also reserve the right to engage placement agents as finders in connection with this offering.

Prior to this offering, there has been no public market for our securities. Our securities are not currently eligible for trading on any national securities exchange or any over-the-counter markets, including OTC Markets. We intend to have our Ordinary Shares to be eligible for proprietary quotations and quoted on the OTC Pink marketplace (“OTC Pink’) of OTC Markets, Inc. (“OTC Markets”) following the effectiveness of the registration statement. To become eligible for proprietary quotations on OTC Markets, we require the assistance of a FINRA registered broker that will act as a market maker and submit the application on our behalf to FINRA. At the time of this prospectus, we do not have any market maker that has agreed to assist us with this process. There is no assurance that our securities will become eligible for trading on the OTC Pink or any other quotation service or that an active market for our Ordinary Shares will develop.

Currently, we have 205,100,000 shares of Ordinary Stock, $0.00001 par value, issued and outstanding. We also have 38,090,000 preferred shares issued and outstanding. Each preferred share is entitled to ten votes for every Ordinary Share.

As of the date of this prospectus, our chief executive officer, Chun Leung Chow (Eddy), owns 68,314,280 shares of our Ordinary Stock, which represents 33.31% of our outstanding Ordinary Shares, issued and outstanding. Mr. Chow owns 38,090,000 of our preferred shares, which represent 100% of our preferred shares, issued and outstanding. Therefore, Mr. Chow controls 76.98% of the voting power of our shareholders. As such, Mr. Chow has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

If Mr. Chow sells all of the shares being offered, pursuant to the offering by the Company herein, then he will control approximately 76.72% of the voting power of the Company, which still constitutes controlling interest of the Company.

We may amend this prospectus from time to time by filing amendments as required. You should read the entire prospectus and any amendments carefully before you make your investment decision.

We are a development stage company that just started its business operations in Hong Kong. The Company is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2021 (“JOBS Act”). As such, in this prospectus, we have taken advantage of certain reduced public company reporting requirements that apply to emerging growth companies regarding selected financial data and executive compensation arrangements.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” to read about factors you should consider before buying our Ordinary Shares.

Hamco is a BVI business company with limited liability incorporated in the BVI which is the holding company, and is not a Chinese operating company. As a holding company with no material operations, we conduct our operations in Hong Kong through our operating subsidiary, Hamco Creek Asia Development Company Limited (“Hamco Creek”). Hong Kong is a special administrative region of the People’s Republic of China (“PRC”) and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and constitutional document for Hong Kong, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems. See “Risk Factors — Risks Related to Doing Business in Hong Kong — All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain”  .

As used in this prospectus, terms such as “the Company,” “we,” “us,” “our company,” or “our” refer to Hamco, unless the context suggests otherwise, and when describing Hamco’s consolidated financial information, also includes the Hong Kong operating entity, Hamco Creek. We directly hold 100% equity interests in the operating entity in Hong Kong, and we do not have any entities in China and do not currently use a variable interest entity (“VIE”) structure.

Our investors will hold Ordinary Shares of Hamco, a BVI business company with limited liability incorporated in the BVI which is the holding company, and not shares of Hamco Creek, our operating Hong Kong company. Such structure involves unique risks to investors in our Ordinary Shares. Pursuant to the “long arm” provisions of the laws and regulations of the mainland PRC, as discussed in more detail in this prospectus, investors face risks that PRC authorities could disallow this structure, which would result in a material adverse effect on our operations and would cause the value of our Ordinary Shares to significantly decline or become worthless.

There may be prominent risks associated with our operations being in Hong Kong. There are also risks that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or PRC-based issuers, which could result in a material change in our operations and/or the value of our securities. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in the PRC, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment.

We are aware that the PRC government recently initiated a series of statements and regulatory actions and new policies to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, exerting more control over offerings conducted overseas and/or foreign investment in China-based issuers, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Risk Factors — Risks Related to Doing Business in Hong Kong — All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain”.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Administrative Measures”) and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which became effective on March 31, 2023, requires PRC domestic companies that seek to offer securities or list in overseas markets, either directly or indirectly, to fulfill the filing procedure with the CSRC.

Under the CSRC Filing Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules within three working days following their submission of initial public offerings or listing application. Furthermore, pursuant to the CSRC Filing Rules, if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering and listings by a Mainland China company and such issuer shall fulfil the CSRC filing procedure prior to its listing on the foreign stock markets: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by Mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main place(s) of business are located in Mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in Mainland China.

As advised by our PRC counsel, Merits & Tree Law Offices, as of the date of this prospectus, we are not subject to the CSRC Filing Rules or are required to obtain any permission or approval from the CSRC or go through the filing procedures under the CSRC Filing Rules before our Ordinary Shares can be listed on the U.S. exchanges or offered in the U.S., on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company and its subsidiaries do not have any business operations in mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (iv) the Company has not generated revenues or profits from mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; and (v) the officers and all members of the board of directors are not mainland China citizens or have their usual place(s) of residence located in mainland China.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

As advised by our PRC counsel, Merits & Tree Law Offices, as of the date of this prospectus, we believe the Company and Hamco Creek will not be deemed to be an “operator of critical information infrastructure, or any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC or any other PRC authorities to operate our business or list on the U.S. exchanges and offer securities, on the basis that (i) as of date of this prospectus, the Company and its subsidiaries possess personal information of less than 1 million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC; (ii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iii) data processed in our business should not have a bearing on national security nor affect or may affect national security; and (iv) as of the date of this prospectus, neither we nor Hamco Creek have been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review.

We have also been advised by Merits & Tree Law Offices, our PRC counsel, that uncertainties still exist, due to the possibility that applicable laws, regulations, or interpretations in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or any other PRC authorities and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, our operations in Hong Kong and our ability to offer or continue to offer securities to investors could significantly be limited or completely hindered, and the value of such securities could significantly decline or be worthless. In addition, if applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines and penalties, proceedings against us, and other forms of sanctions, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to conduct our business or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. See “Risk Factors — Risks Related to Doing Business in Hong Kong — There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless”.

The Company has assessed the enforceability of China's Enterprise Tax Law. Although the Enterprise Tax Law itself does not directly apply to Hong Kong, indirectly, in the case of cross-border transactions, failure to adhere to withholding taxes may lead to increased scrutiny and potential disputes with tax authorities. Non-compliance may result in penalties, fines, and legal actions initiated by the tax authorities in both mainland China and Hong Kong.

While we believe Hong Kong's legal system is renowned for its stability and adherence to the common law principles, the ongoing political uncertainties in both China and Hong Kong could potentially pose challenges to this established legal framework. The “one country, two systems” principle, which delineates a high degree of autonomy for Hong Kong, has faced increasing scrutiny and challenges in recent years. The political landscape and evolving relations between the Chinese central government and Hong Kong authorities have led to concerns about potential impacts on the legal system. Political uncertainties, particularly those arising from changes in the interpretation and application of the Basic Law by the National People's Congress Standing Committee in Beijing, have created an environment where the autonomy and independence of Hong Kong's legal system may be subject to reassessment. The imposition of national security laws in Hong Kong and other legislative changes has raised questions about the potential influence of mainland China on Hong Kong's legal processes. While the legal system in Hong Kong remains distinct, the broader political context has raised concerns about potential implications for judicial independence, the rule of law, and the enforceability of civil liabilities. The perceived erosion of autonomy in Hong Kong could impact the overall business environment, introducing uncertainties for companies operating in the region.

In addition to the foregoing risks, adverse changes in economic and political policies of the Hong Kong and PRC government could have a material and adverse effect on overall economic growth in China and Hong Kong, which could materially and adversely affect our business. This may also have an adverse impact on the ability of U.S. investors to enforce a judgment obtained in U.S. Courts against these entities, bring actions in Hong Kong against us or our management or to effect service of process on the officers and directors managing the Hong Kong subsidiary.

Hamco is a BVI company with no operations of its own. Hamco conducts its operations in Hong Kong primarily through Hamco Greek, Hamco’s subsidiary in Hong Kong. Hamco may rely on dividends to be paid by its Hong Kong subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders, to service any debt it may incur and to pay its operating expenses. In order for Hamco to pay dividends to its shareholders, it will rely on payments made from its Hong Kong subsidiary to Hamco. As of the date of this prospectus, Hamco does not have bank accounts. There has been no dividends, distributions or any other cash flows or transfers of assets made among Hamco or the subsidiaries and no dividends, distributions or any other cash flows or transfers of assets made to shareholders.

Hamco does not intend to make dividends or distributions to investors of Hamco in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Hamco (British Virgin Islands)

Hamco is permitted under the laws of BVI to provide funding to and receive funding from Hamco Creek through dividend distributions or other payments of cash without restrictions on the amount of the funds.  There are no BVI law restrictions on Hamco’s ability to receive and provide funding from Hamco Creek.

Hamco Creek (Hong Kong)

Hamco Creek is permitted under the laws of Hong Kong to provide funding to and receive funding from Hamco through dividend distributions or other payments of cash without restrictions on the amount of the funds.  If Hamco’s Hong Kong subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. There are no HK law restrictions on Hamco Creek’s ability to transfer cash to or receive cash from Hamco in the event Hamco Creek incurs debt.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by Hamco Creek. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Hamco Creek to Hamco or from Hamco to Hamco Creek. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors (See - Consolidated Financial Statements – Note 3).

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1.	Our equity structure is a direct holding structure, that is, the entity issuing Ordinary Shares in this offering is Hamco, a BVI business company with limited liability incorporated in the BVI which is holding company, and the issuer in this offering. It holds a wholly-owned operating direct subsidiary, Hamco Creek, incorporated and operating in Hong Kong.

2.	As of the date of this prospectus, the Company has not established or maintained any cash management policies that dictate the purpose, amount and procedure of fund transfers among the Company, our subsidiaries, or investors. As of the date of this prospectus, there have been no cash and asset transfers between the Company and its Hong Kong subsidiary. Upon the closing of the offering and the receipt of the funds by the Company investors, these funds can be directly transferred to our Hong Kong subsidiary (See “Consolidated Financial Statements, Note 3”).

3.	As of the date of this prospectus, the Company has not declared or paid dividends or made distributions to its Hong Kong operating entity or to investors in the past, nor any dividends or distributions were made by our Hong Kong operating entity to the Company. For the foreseeable future, Hamco intends to use earnings for the development of its service and accordingly, we do not expect to pay any cash dividends.

4.

As a holding company, we may rely on dividends and other distributions on equity paid by Hamco Creek, our wholly-owned Hong Kong subsidiary, for our cash and financing requirements. The ability of our Hong Kong subsidiary to distribute dividends is based upon its distributable earnings. There is a possibility that the PRC government could prevent our cash maintained in Hong Kong from leaving or the PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. We rely on dividends from our Hong Kong subsidiary for our cash and financing requirements, such as the funds necessary to service any debt we may incur. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividends or other distributions to our shareholders. See “Risk Factors — Risks Related to Doing Business in Hong Kong — All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain”.

Our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance (the “PRC MOF”) in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report.

Our auditor, TAAD LLP the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess TAAD LLP’s compliance with applicable professional standards. TAAD LLP , is headquartered in Los Angeles, CA., and can be inspected by the PCAOB. TDDA LLP was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that, in the future, the PCAOB determines that it is not able to fully conduct inspections of our auditor for three consecutive years, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of our securities on a national securities exchange or in the over-the counter market may be prohibited under the HFCA Act and our access to the U.S. capital markets may be limited or restricted. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition laws in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to the presence of a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, laying down three forms of behaviors and imposing three rules intended to prevent and discourage anti-competitive conducts: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies where an undertaking that directly or indirectly holders a “carrier license” within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) is involved in a merger, and is therefore not applicable to our business.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of the Hong Kong judiciary, to hear and decide cases relating to competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by the infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification order, or other orders under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may affect an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance.

Operating our business in Hong Kong, we are subject to the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO” or the “Personal Data (Privacy) Ordinance”), which imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP” or the “Data Protection Principles”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Privacy Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

No regulatory approval is required for the Company to transfer cash or other assets to its subsidiary: subject to due corporate authorization in accordance with our memorandum and articles of association (“Memorandum and Articles of Association”) and compliance with the BVI Act, there is no prohibition under the laws of the BVI and its Memorandum and Articles of Association (as amended from time to time) preventing the Company to provide funding to its direct subsidiary through shareholder’s loans or equity contributions. The Company is not prohibited under the laws of the BVI to provide funding to its Hong Kong operating subsidiary, Hamco Creek, subject to certain compliance with the BVI Act and its Memorandum and Articles of Association. As a holding company, the Company may rely on dividends and other distributions on equity paid by its subsidiary for its cash and financing requirements. According to the Companies Ordinance of Hong Kong, a Hong Kong company may make a distribution out of profits available for distribution. If Hamco Creek incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to the Company. Additionally, as of the date of this prospectus, there are no further Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash or other assets. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. For a more detailed discussion of how the cash is transferred within our organization.

Hamco Creek did not adopt and does not maintain any cash management policies and procedures as of the date of this prospectus.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from initial listing or trading on any U.S. stock exchanges or on OTC Markets if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting, or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 3, 2025

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares. Our business, financial condition, operating results, and prospects may have changed since that date. For investors outside of the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares by the registered shareholders and the distribution of this prospectus outside of the United States.

The Company is incorporated under the laws of the BVI as a BVI business company with limited liability and all of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

Conventions that Apply to this Prospectus

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) We present our consolidated financial statements in U.S. dollars.

Our fiscal year ends on June 30 of each year. Some amounts in this prospectus may not total due to rounding. All percentages have been calculated using unrounded amounts.

Throughout this prospectus, we provide a number of key performance indicators used by our management and often used by competitors in our industry. These and other key performance indicators are discussed in more detail in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” We define certain terms used in this prospectus as follows:

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

●	“Ordinary Shares” are to our Ordinary Shares, 0.00001 par value per share;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

●	“Company”, “we,” “us,” “our,” “the Company”, and “Hamco” refer to Hamco Ventures Limited, a BVI business company with limited liability

●	“Hamco Creek” our wholly owned subsidiary, Hamco Creek Asia Development Company Limited, is a limited company that was organized under the laws of Hong Kong;

●	“Hong Kong” are to Hong Kong Special Administrative Region of the People’s Republic of China.

●	“HKD” or “HK$” refers to Hong Kong Dollars, the official currency of Hong Kong.

●	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;

●	“BVI” are to the British Virgin Islands.

●	“BVI Act” are to the BVI Business Companies Act, 2004 as amended from time to time.

●	“PCAOB” are to the U.S. Public Company Accounting Oversight Board.

We do not have any material operations of our own and we are a holding company with operations conducted in Hong Kong through our Hong Kong subsidiary Hamco Creek Asia Development Company Limited, using Hong Kong dollars, the currency of Hong Kong. Hamco Creek Asia Development Company Limited reporting currency is Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars (See “Exchange Rate Information”).

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. Unless the context otherwise requires, all references to “Hamco,” “we,” “us,” “our,” the “Company,” and similar designations refer to Hamco Ventures Limited, a BVI business company and its wholly owned subsidiary.

Overview

Hamco Ventures Limited (“Hamco”) is a newly formed holding company incorporated on February 7, 2024, under the laws of the BVI with limited liability, and has no material operations of its own. The Company conducts all its operations in Hong Kong through its wholly-owned operating subsidiary, Hamco Creek Asia Development Company Limited (“Hamco Creek”), incorporated in Hong Kong on March 1, 2024, which have just started its business operations.

Hamco Creek is a dynamic and innovative franchise development company specializing in the food & beverages industry with its headquarter located in Hong Kong. We offer tailored consultant solutions to both emerging restaurant brands who are seeking to franchise a business for the first time and established franchisors who are looking to improve its operation, IT system, online/offline marketing Etc. We also provide services to assist clients to analysis market condition, perform feasibility study, market entry, competitor research and due diligence on franchise opportunities.

We presently offer our services to clients in Hong Kong and intend to expand the distribution of our services into other countries as opportunities permit.

Our Offering

We have authorized capital stock consisting of 900,000,000 shares of Common Stock, $0.00001 par value per share (“Common Stock”) and 900,000,00 shares of preferred shares at no par value.

Currently, we have 205,100,000 shares of Ordinary Stock, $0.00001 par value, issued and outstanding. We also have 38,090,000 preferred shares issued and outstanding. Each preferred share is entitled to ten votes for every Ordinary Share.  Through this offering we will register a total of 2,000,000 Ordinary Shares. These shares represent 2,000,000 additional shares of common stock to be issued by us in a direct public offering. We may endeavor to sell all 2,000,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $0.25 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

As of the date of this Registration Statement, our chief executive officer,, Chun Leung Chow (Eddy), owns 68,314,280 shares of our Ordinary Stock, which represents 33.31% of our outstanding Ordinary Shares, issued and outstanding. Mr. Chow owns 38,090,000 of our preferred shares, which represent 100% of our preferred shares, issued and outstanding. As of the date of this prospectus, Mr. Chow controls 76.98% of the voting power of our shareholders. As such, Mr. Chow has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

If Mr. Chow sells all of the shares being offered, pursuant to the offering by the Company herein, then he will control approximately 76.72% of the voting power of the Company, which still constitutes controlling interest of the Company.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account, or a designated account to be used as escrow; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

No arrangement has been made for escrow currently, and we are not aware, at this time, of any potential impact this may have on investors. If we are to utilize the services of an escrow agent, it is our intent to have arrangements with an escrow agent established before commencing this offering. As indicated throughout, however, we may not utilize the services of an escrow agent.

Currently, there is no limitation on the use of our funds, however, it is crucial to highlight that due to political uncertainty, there might be limitations imposed, by the PRC, in the future. The regulatory environment and government policies in Hong Kong may evolve and we recognize the potential for future changes that could impact the ability to freely transfer funds. As a result, we may not be available to fund our operations, and in such an event we may not be able to use funds for any other uses outside of Hong Kong.

Currently, all of our cash is in Hong Kong and there is no limitation on the ability to transfer cash across borders of our funds, however, it is crucial to highlight that due to political uncertainty, there might be limitations imposed, by the PRC, in the future. The regulatory environment and government policies in Hong Kong may evolve and we recognize the potential for future changes that could impact the ability to freely transfer funds. As a result, we may not be available to fund our operations, and in such an event we may not be able to use funds for any other uses outside of Hong Kong. It should be highlighted that we have no current intention to distribute dividends.

As of December 31, 2024, the Company had $82,071 in cash. Our monthly burn rate is estimated to be approximately $8,000 and will run out of funds in 10 months. The Company generated revenue of $1,280 from date of inception through fiscal year end June 30, 2024. The Company generated $118 of revenue for the six month period ended December 31, 2024. Net losses for the same periods were $8,482 and $20,879, respectively.

If the Company does not generate substantial revenues or fails to raise sufficient capital in this offering, it will have to explore other financing activities to provide it with the liquidity and capital resources it needs to meet its working capital requirements and to make capital investments in connection with ongoing operations. Management anticipates that the Company will be dependent in the near future on additional investment capital to fund operating expenses. Management estimates the funding need for continued operations to be $125,000 and an addition of $125,000 to implement the Company’s plan of operation for the next 12 months. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. Since the Company cannot give assurance that it will be able to secure the necessary capital when needed, there is a substantial doubt that the Company will be able to continue operations as a going concern following the issuance of these financial statements. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

Risk Factors Summary

Risks Related to Our Business

●	We are a newly formed company with no operating history that has just started its business operations and has generated minimum revenue. We have limited development activities that we completed since inception, that being that on June 5, 2024, our Hong Kong subsidiary Hamco Creek entered into a service agreement with a client in Hong Kong. The client is considering entering into the Hong Kong market to develop a franchise business, as such the client engaged Hamco Creek to perform an initial market study of Hong Kong QSR market. An investment in our securities is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

●	If our business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

●	If the company does not obtain substantial additional financing, including the financing sought in this offering, its ability to execute on its business plan as outlined in this prospectus will be impaired.

●	Our failure to develop our franchise development business may limit our potential revenues and decrease the value of your Ordinary Shares.

●	The Company’s business growth and results of operations may be affected by changes in global and regional macroeconomic conditions.

●	A sustained outbreak of the COVID-19 virus could have a material adverse impact on our business, operating results and financial condition.

●	Despite our marketing and other efforts, we may fail to acquire new customers, which could have a material adverse effect on our business, financial condition, and results of operations.

Risks Relating to Our Management

●	We have two officers and two directors. Our officers are currently allocating a portion of their time to other companies, which creates potential conflict of interest with our business and reduces allocation of their time to managing the Company’s business operations.

●	The loss of the services of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our products and services.

●	If we are unable to hire, retain or motivate our employee, we may not be able to grow effectively.

●	Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

●	Our lack of an independent audit committee and audit committee financial expert at this time may hinder our Board of Directors’ effectiveness in monitoring the Company’s compliance with its disclosure and accounting obligations. Until we establish such a committee, we will be unable to obtain a listing on a national securities exchange.

●	Our Board of Directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance.

●	Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage shareholders from bringing a lawsuit against an officer or director.

●	Our management has no experience in managing an SEC reporting public company.

●	We currently do not have insurance coverage covering all risks related to our business and operations.

Risks Related to Doing Business in Hong Kong

●	We are subject to risks arising from the legal system in Hong Kong and China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little or no advance notice. There is also a risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or PRC-based issuers, which could result in a material change in our operations and/or the value of our securities. We face a risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong currently, and in the future, in China, and the profitability of such business. This risk could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors— Risks Related to Doing Business in Hong Kong — All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 18.

●	All operations of the Company’s operating subsidiary are in Hong Kong, a special administrative region of the PRC. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. See “Risk Factors— Risks Related to Doing Business in Hong Kong — All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 18.

●	Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate the Company’s auditor completely, investors would be deprived of the benefits of such inspection and the Ordinary Shares may be delisted or prohibited from trading. See “Risk Factors— Risks Related to Doing Business in Hong Kong — Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate the Company’s auditor completely, investors would be deprived of the benefits of such inspection and the Ordinary Shares may be delisted or prohibited from trading. The Consolidated Appropriations Act, which amended the HFCAA, now requires the SEC to prohibit our securities from trading on any U.S. stock exchanges if our auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three (3) consecutive years” on page 25.

●

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. See “Risk Factors— Risks Related to Doing Business in Hong Kong — All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 18.

●	Uncertainties in PRC regulations regarding overseas offerings and data security may subject us to additional compliance requirements, government review, or penalties, which could materially and adversely affect our business and the value of our securities. See “Risk Factors— Risks Related to Doing Business in Hong Kong — There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 21.

●	Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations. See “Risk Factors— Risks Related to Doing Business in Hong Kong — Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations” on page 29.

●	If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive. See “Risk Factors— Risks Related to Doing Business in Hong Kong — If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive” on page 30.

●	PRC regulations relating to offshore investment activities by PRC residents may limit our Hong Kong subsidiary’s ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law. See “Risk Factors— Risks Related to Doing Business in Hong Kong — PRC regulations relating to offshore investment activities by PRC residents may limit our Hong Kong subsidiary’s ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law” on page 30.

●	The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures which can cause economic harm to our business. See “Risk Factors— Risks Related to Doing Business in Hong Kong — The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures which can cause economic harm to our business” on page 31.

●

Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our Ordinary Shares. We may be affected by the currency peg system in Hong Kong. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our Ordinary Shares” on page 31.

Risks Related to This Offering and the Ordinary Shares

●	Our failure to raise sufficient capital in this offering may cause our shareholders to lose their entire investment in us.

●	There is no current trading market for our Ordinary Shares and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

●	The trading price of our Ordinary Shares may be volatile which could result in substantial losses to you.

●	“Penny Stock” rules may make buying or selling our Ordinary Shares difficult.

●	FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our Ordinary Shares.

●	We are an “emerging growth company” under the JOBS Act of 2012 and a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our Ordinary Shares may be less attractive to investors.

●	Our chief executive officer and director currently holds a sufficient total outstanding voting power of our outstanding Ordinary Shares that will enable him to control the outcome of matters over our business, including significant corporate actions submitted to shareholders for approval, such as mergers, consolidations, election of directors, and take actions that may not be in the best interest of the Company or other shareholders, including investors purchasing Ordinary Shares in this offering.

●	we have security laws exposure.

●	Because we do not intend to pay any cash dividends on our Ordinary Shares, our shareholders will not be able to receive a return on their shares unless they sell them.

●	We may, in the future, issue additional shares of Ordinary Shares, which would reduce investors percent of ownership and may dilute our share value.

●	Investors may have difficulty enforcing judgments against us, our directors and management.

●	As the rights of a shareholder under the laws of BVI differ from those under U.S. law, you may have fewer protections than you would as a shareholder of a U.S. corporation.

●	Our chief executive officer and director has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of Ordinary Shares.

●	We are selling shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

Corporate History and Structure

The following diagram illustrates our corporate structure, including our holding company, as of the date of this prospectus. The issuer in this offering is Hamco Ventures Limited, a company incorporated under the laws of the BVI. Our operations are conducted primarily through our Hong Kong wholly-owned subsidiary, Hamco Creek Asia Development Company Limited.

The Company was incorporated on February 7, 2024 as a BVI business company with limited liability under the laws of the BVI. The Company owns 100% of its wholly owned subsidiary, Hamco Creek Asia Development Company Limited, a company incorporated in Hong Kong on March 1, 2024.

Cash Transfers and Dividend Distributions

We conduct the majority of our operations in Hong Kong and maintain our bank accounts and balances primarily in licensed banks in Hong Kong. If needed, cash can be transferred between our holding company and subsidiary through intercompany fund advances, and there are currently no restrictions that would prevent the transferring of funds between our BVI holding company and our subsidiary in Hong Kong. No transfer of cash or other types of assets has been made between our BVI holding company and our subsidiary as of the date of this prospectus.  (See - Consolidated Financial Statements – Note 3).

As of the date of this prospectus, the Company has not established or maintained any cash management policies that dictate the purpose, amount and procedure of fund transfers among the Company, our Hong Kong subsidiary or investors and there have been no cash and asset transfers between the Company and its Hong Kong subsidiary. As of the date of this prospectus, Hamco Ventures has not declared or paid dividends or made distributions to its Hong Kong operating entity or to investors in the past, nor any dividends or distributions were made by our Hong Kong operating entity to Hamco, being the BVI holding company. Our directors have complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our ordinary shares in the foreseeable future after this offering. Currently, substantially all of our operations are in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from us to Hamco Creek or from Hamco Creek to us and the investors in the U.S. In addition, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Currently, all of our operations are in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law. The arrangement provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The laws and regulations of mainland China do not currently have any material impact on transfer of cash from the Company to Hamco Creek or from Hamco Creek to the Company and the investors in the U.S.

Hamco Creek currently intends to retain all available funds and future earnings, if any, for the operation and expansion of its business and does not anticipate declaring or paying any dividends in the foreseeable future. There are no significant restrictions and limitations on our ability to distribute earnings from our businesses, including our subsidiary, to the parent company and U.S. investors or our ability to settle amounts owed. There are no restrictions on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors. However, the PRC government has significant authority to intervene or influence the China operations of an offshore holding company at any time, and such oversight may also extend to our Hong Kong operating company. We cannot assure you that the PRC government will not prevent us from transferring the cash we maintain in Hong Kong outside of Hong Kong, or restrict our ability to deploy our cash into business or to pay dividends. In addition, if Hamco Creek incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Any limitation on our ability to transfer or use our cash could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Hamco to our Hong Kong subsidiary or from our Hong Kong subsidiary to Hamco. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors.

Enforceability of Civil Liabilities

We are incorporated under the laws of the BVI as a business company with limited liability. Substantially all of our assets are located outside the United States. In addition, all our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Interstate Agent Services LLC as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Appleby, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Appleby that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Substantially all of our assets are located outside the United States. In addition, our officer and directors are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Chun Leung Chow,(Eddy)	Chief Executive Officer, Chief Financial Officer and director	U.S.A	Hong Kong

Christie Ju	Chief Operating Officer, director	Canada	Hong Kong

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

Our Revenue Model

We anticipate deriving our primary sources of revenue from service fees charge for our consultant businesses. These fees may include consultation fees, franchise system development fees, ongoing support fees, IT support fee, marketing fee, market research fee and project-based fees for additional services. As of the date of this prospectus, Hamco Creek has contracted with one Hong Kong based company to provide franchise development consulting services to analyst the QSR opportunities in Hong Kong.

Our Mission

Our mission is to assist business owners, entrepreneurs and established franchisors to realize their full potential through our strategic franchising solutions. We are committed to driving success and sustainable growth in the competitive franchising landscape. We strive to foster long-term partnerships and drive sustainable growth for our clients.

Growth Strategy

Hamco’s growth strategy is multifaceted and encompasses several key initiatives:

●	Client Acquisition: We prioritize client acquisition efforts to expand our client base in Hong Kong and beyond. Through targeted marketing initiatives, networking events, and strategic partnerships, we aim to attract emerging brands and established franchisors seeking growth opportunities. By fostering relationships built on trust and reliability, we position ourselves as the preferred partner for franchise development needs.

●	Service Enhancement: Continuous improvement of our services is paramount to meeting the evolving needs of our consulting clients. We invest in enhancing our service offerings through feedback mechanisms, industry research, and innovation. By staying abreast of industry trends and best practices, we ensure that our services remain cutting-edge and aligned with the ever-changing demands of the market.

●	Talent Development: Our team is our greatest asset, and we are committed to investing in their professional development and growth. Through training programs, skill-building initiatives, and opportunities for advancement, we empower our team members to deliver exceptional service and drive sustainable business growth. In addition, we are committed to attracting top-tier talent to our team by recruiting professionals in various domains relevant to franchise development.

Competitions

Because of our limited operating history, our management has not yet obtained market research, conducted by independent and qualified professionals, to indicate that demand exists for the type of services we intend to offer. We also have no access to information as to the number of franchise development companies in Hong Kong that are providing services similar to those we are contemplating. However, the Company is aware that it competes in the franchise development industry with global, regional and local franchise development companies. Some of competitors have significantly greater financial, marketing, personnel and other resources than we do, and many of competitors are well established in markets in which we intend to expand . In addition, many of our competitors have greater name recognition globally or in some of the local markets in which we intend to enter. Any inability to successfully compete with the competitors in our markets will place downward pressure on our brand awareness to customers and decision made by customers, and may prevent us from increasing or sustaining our revenues and profitability. The Company cannot assure you that the efforts to enhance its business will be successful or that it will be able to compete effectively or efficiently with current or future competitors.

Corporate Information

Our principal address is 717 Grand Millennian Plaza 181 QRC Hong Kong. Our registered office in the BVI is located at Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As long as we remain an emerging growth company, we may rely on exemptions from some of the reporting requirements applicable to public companies that are not emerging growth companies. These exemptions include: (1) being permitted to provide only two years of selected financial data (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; (2) not being required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act of 2002 in the assessment of our internal control over financial reporting; and (3) not being required to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have taken, and may continue to take, advantage of some of these exemptions until we are no longer an emerging growth company. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use the extended transition period under the JOBS Act and plans to delay the adoption of the following new or revised accounting standards until the private company adoption dates. Accordingly, its financial statements may not be comparable to financial statements of public companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of: (1) the last day of our fiscal year during which we have total annual gross revenues of at least $1.07 billion; (2) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (3) the date on which we have, during the previous three-year period, issued more than $1.00 billion in non-convertible debt; or (4) the date on which we become a “large accelerated filer” under the Exchange Act, which would occur if we have been a public company for at least 12 months and the market value of our Shares held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. We will not be entitled to the above exemptions if we cease to be an emerging growth company.

Regulatory Development in the PRC

Hamco is a BVI business company with limited liability incorporated in the BVI which is the holding company, and is not a Chinese operating company. As a holding company with no material operations, we conduct our operations in Hong Kong through our operating subsidiary, Hamco Creek. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Basic Law, which is a national law of the PRC and constitutional document for Hong Kong, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.

We are aware that the PRC government recently initiated a series of statements and regulatory actions and new policies to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, exerting more control over offerings conducted overseas and/or foreign investment in China-based issuers, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Data Security Law

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and it stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and a hierarchical protection system for data security.

Cybersecurity Review

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law” or “PIPL”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within mainland China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

CSRC Filing or Approval

On December 24, 2021, the CSRC, together with other relevant government authorities in China, issued the Draft Administrative Provisions and the Draft Filing Measures. The Draft Administrative Provisions and the Draft Filing Measures require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC, as approved by the State Council, released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Furthermore, pursuant to the CSRC Filing Rules, if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering and listings by a Mainland China company and such issuer shall fulfil the CSRC filing procedure prior to its listing on the foreign stock markets: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by Mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main place(s) of business are located in Mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in Mainland China.

Permissions or Approvals Required from PRC authorities

As advised by our PRC counsel, Merits & Tree Law Offices, as of the date of this prospectus, neither we, nor our operating subsidiary Hamco Creek is required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company and its subsidiaries do not have any business operations in mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (iv) the Company has not generated revenues or profits from mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period, (v) the officers and all members of the board of directors are not mainland China citizens or have their usual place(s) of residence located in mainland China, and (vi) both we and our operating subsidiary will not be deemed to be an “operator of critical information infrastructure, or any “data processor” carrying out data processing activities that are required to file for cybersecurity review by the CAC to operate our business or list on the U.S. exchanges and offer securities, given that: (a) as of date of this prospectus, the Company and its subsidiaries possess personal information of less than 1 million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC; (b) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (c) data processed in our business should not have a bearing on national security nor affect or may affect national security; and (d) as of the date of this prospectus, neither we nor our operating subsidiary have been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review.

We have also been advised by Merits & Tree Law Offices, our PRC counsel, that uncertainties still exist, due to the possibility that applicable laws, regulations, or interpretations in the PRC could change rapidly in the future. In the event that (i) we do not receive or maintain such permissions or approvals, (ii) we inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change such that we are required to obtain such permissions or approvals in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines and penalties, proceedings against us, and other forms of sanctions. These consequences could result in a material adverse change in our operations, significantly limit or completely hinder our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange. The value of our Ordinary Shares may significantly decline or be worthless, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

The Offering

Ordinary Shares Offered:	Up to 2,000,000 Ordinary Shares (the “Ordinary Shares”) The Ordinary Shares are being offered directly by the Company on a best effort basis. We are not required to sell any Ordinary Shares in this offering.

IPO price:	The IPO price will be $0.25 per Ordinary Share.

Ordinary Shares Issued and Outstanding After Completion of this Offering:	As of the date of this prospectus, there are 205,100,000 shares of our Ordinary Shares issued and outstanding. In the event all of the 2,000,000 shares being registered in this offering are sold, we will have 207,100,000 shares issued and outstanding.

Voting Rights	Ordinary Shares are entitled to one (1) vote per share

Preferred Shares are entitled to ten (10) votes per share.

Method of Offering:	This offering is being conducted on a “best efforts no minimum” basis, meaning that no aggregate minimum offering amount is required to be raised by us in this offering. As such, the actual public offering amount and proceeds to us, if any, are not presently determined and net proceeds may be substantially less than the total maximum offering set forth above.

This prospectus will permit our officers and directors to sell our securities directly to the public, with no commission or other remuneration payable to them for any Ordinary Shares they may sell. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4- 1 under the Exchange Act.

Use of Proceeds:	We will receive all of the proceeds from the sale of the shares of our Ordinary Shares. The proceeds will be used for working capital and general corporate operating purposes.

Market for our Ordinary Shares:	There is no and never has been a trading market for our securities. Our Ordinary Shares are not traded on any US stock exchange or quoted on any over-the-counter system quotation. After the effective date of the registration statement relating to this prospectus, we intend to apply for proprietary quotations through a market maker that will submit an application to FINRA, requesting eligibility of our Ordinary Shares to be quoted by broker dealers on OTC Pink. As of the date of this prospectus, we do not yet have a market maker who has agreed to file such application

There is no assurance that we will obtain eligibility for proprietary quotations of our Ordinary Shares on OTC Markets, that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of Ordinary Shares may find it difficult to resell the Ordinary Shares offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors:	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Transfer Agent	Our transfer agent and registrar is VStock Transfer.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial data as of December 31,2024 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with generally accepted in the United States of America, or US GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

HAMCO VENTURES LIMITED AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
(In U.S. Dollars, except share data or otherwise stated)

	As of December 31, 2024	As of June 30, 2024
	(Unaudited)	(Audited)
ASSETS:
Current assets:
Cash	$82,071	$120,121
Accounts receivable	—	1,024
Subscriptions Receivable	—	1,056
Deferred offering costs	19,341	15,000
Total current assets	101,412	137,201

Total Assets	101,412	137,201

LIABILITIES AND SHAREHOLDERS

Current liabilities:
Accounts Payable	1	15,001
Amount due to a Director	5,126	5,126

Total Current Liabilities	5,127	20,127

Total Liabilities	5,127	20,127

Commitments and contingencies	—	—

SHAREHOLDERS’ EQUITY
Preferred shares, no par value; 900,000,000 shares authorized; 38,090,000 shares issued and outstanding as of December 31, 2024 and June 30, 2024, respectively	—	—
Ordinary shares, $0.00001 par value; 900,000,000 shares authorized; 205,100,000 shares issued and outstanding as of December 31, 2024 and June 30, 2024 respectively	2,051	2,051
Additional paid-in Capital	123,505	123,505
Accumulated deficit	(29,271)	(8,482)

Total Shareholders’ Equity	96,285	117,074

Total Liabilities and Shareholders’ Equity	$101,412	$137,201

	From July 1, 2024 to December 31, 2024	From February 7, 2024 (inception) to June 30, 2024
	(Unaudited)	(Audited)
Service income	$—	$1,280

General and administrative expenses	(20,789)	(9,762)

Loss before tax	(20,789)	(8,482)

Tax expense	—	—

Net loss	$(20,789)	$(8,482)

Weighted average shares are outstanding, basic and diluted	205,100,000	127,480,690

Basic and diluted net loss per ordinary share	$(0.00)	$(0.00)

RISK FACTORS

An investment in our Ordinary Shares involves significant risks. You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Ordinary Shares. Any of the following risks could have a material and adverse effect on our business, financial condition and results of operations. In any such case, the market price of our Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We are a newly formed company with no operating history that has just started its business operations and has generated $1,280 in revenue. An investment in our securities is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our Company was incorporated on February 7, 2024. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

If our business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

As discussed in the notes to our financial statements included in this Registration Statement, as of December 31, 2024, we had $ 82,071 of cash. If we fail to raise sufficient capital in this offering, we will have to explore other financing activities to provide us with liquidity and capital resources, we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we will be able to secure the necessary capital when needed. Our independent auditor included an explanatory paragraph on our financial statements for the period from February 7, 2024, the date of incorporation, to June 30, 2024 emphasizing to the readers of the audit report that there is a substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing the cash flow issues. If we cannot continue as a going concern, our shareholders may lose their entire investment in us.

If the Company does not obtain substantial additional financing, including the financing sought in this offering, its ability to execute on its business plan as outlined in this prospectus will be impaired.

The Company’s plans for business expansion and development are dependent upon raising significant additional capital, including the capital sought in this offering. Management’s estimate capital needs for the next 12 months are set out in “USE OF PROCEEDS” in this registration statement. Although the Company expects the proceeds of this offering and its net earnings to substantially fund our planned growth and development, the Company’s management will be required to properly and carefully administer and allocate these funds. Should the Company’s capital needs be higher than estimated, or should additional capital be required after the close of this offering, it will be required to seek additional investments, loans or debt financing to fully pursue our business plans. Such additional investment may not be available to us on terms which are favorable or acceptable. Should the Company be unable to meet our full capital needs, its ability to fully implement our business plan will be impaired.

Risks related to competition.

Because of our very limited operating history, our management has not yet obtained market research, conducted by independent and qualified professionals, to indicate that demand exists for the type of services we intend to offer. We also have no access to information as to the number of franchise development companies in Hong Kong that are providing services similar to those we are contemplating. However, the Company is aware that it faces competition from franchise development companies in Hong Kong and worldwide, many of which may be significantly larger than us with access to exponentially greater resources. Some of competitors have significantly greater financial, marketing, personnel and other resources than we do, and many of competitors are well established in markets in which we intend to. In addition, many of our competitors have greater name recognition globally or in some of the markets in which we intend to enter. Any inability to successfully compete in our markets will place downward pressure on our brand awareness to potential customers and may prevent us from increasing or sustaining our revenues and profitability. The Company cannot assure you that the efforts to enhance its business will be successful or that it will be able to compete effectively or efficiently with current or future competitors.

Our failure to develop our franchise development consultant business may limit our potential revenues and the value of your shares.

Our success will depend, in part, on our ability to develop our planned franchise development consultant business. If we fail to accomplish our objectives, we will be able to conduct only limited business or none at all. Our inability to build our business could have the following results:

1.	decreased ability to generate revenues;

2.	decreased shareholder value; or

3.	dissolution of our Company.

The Company’s business growth and results of operations may be affected by changes in global and regional macroeconomic conditions.

Our business is affected by global, national and local economic conditions since we depend to a significant extent, upon clients’ business growth expectation, which are affected by a number of factors including local resident income, supply chain cost, growth of market size and growth of number of potential customers. However, slowdowns in the Hong Kong and global economy will affect the customers expenditure on products or services provided by our clients, thus add uncertainties to these markets and finally add uncertainties to our business growth.

A sustained outbreak of the COVID-19 virus could have a material adverse impact on our business, operating results and financial condition.

There has been a sustained outbreak of the COVID-19 virus globally. COVID-19 had a severe and negative impact on the global economy in 2020 and 2021. Since 2020, governments around the globe have taken measures to contain the spread of the COVID- 19 virus, including quarantining individuals infected with or suspected of having COVID-19, prohibiting residents from free travel, encouraging employees of enterprises to work remotely from home and cancelling public activities, among others. The COVID-19 has also resulted in temporary closure of many corporate offices around the world. Even before the outbreak of COVID- 19, the global macroeconomic environment was facing numerous challenges. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies which had been adopted by the central banks and financial authorities of some of the world’s leading economies even before 2020.

The Company is taking a series of measures in response to the outbreak to protect its employees, including, among others, remote working arrangements for our employees and travel restrictions or suspension and implementation of remote video conference meetings with its clients and third parties. The extent to which COVID-19 impacts our results of operations will depend on the future developments of the pandemic, including new information concerning the efficacy of vaccines and the global severity of and actions taken to contain the pandemic, which are highly uncertain and unpredictable. In addition, our results of operations could be adversely affected to the extent that the pandemic harms the global economies in general.

Despite our marketing efforts, we may not be able to promote and maintain our brand in an effective and cost-efficient way and our business and results of operations may be harmed accordingly.

We believe that effectively developing and maintaining awareness of our brand is critical to attracting clients. Successful promotion of our brand and our ability to attract clients depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses as we expand our business. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

The quality of our customer support and services offerings is important to our clients, and if we fail to offer high quality customer support and services, clients may not use our services and our net sales may decline.

A high level of customer support is critical for the successful marketing and sale of our solutions. If we are unable to provide a level of customer support and service to meet or exceed the expectations of our clients, we could experience a loss of clients and market share, a failure to attract new clients, including in new geographic regions and increased service and support costs and a diversion of resources. Any of these results could negatively impact our results of operations, financial position and cash flow.

Our performance and growth depend on our ability to generate client referrals and to develop referenceable client relationships that will enhance our sales and marketing efforts.

Our business model depends on users of our services to generate client referrals for our services. As of the date of this prospectus, we have one client, thus increasing our difficulty to rely on client referrals. A decline in the number of referrals we receive could require us to devote substantially more resources to the sales and marketing of our services, which would increase our costs, potentially lead to a decline in our net sales, slow our growth and negatively impact on our results of operations, financial position and cash flow.

A decline in the number of referrals we receive could require us to devote substantially more resources to the sales and marketing of our services, which would increase our costs, potentially lead to a decline in our net sales, slow our growth and negatively impact our results of operations, financial position and cash flow.

The highly competitive market for our services and industry fragmentation may continue to create adverse price pressures.

The franchise development consultant business is highly competitive with relatively low barriers to entry, and the industry remains highly fragmented in Hong Kong and internationally. Management expects that competition will increase from existing competitors, as well as new and emerging entrants. Additionally, as we expand our service offerings, we may face competition from new and existing competitors. As a result, competition may lead to additional pricing pressure on our services, which could negatively impact our results of operations, financial position and cash flow.

The Company may need to raise additional capital to support its operations.

The Company may need to procure additional financing over time, the amount and timing of which will depend on a number of factors, including the pace of expansion of the Company’s opportunities and customer base, the scope of product development to be undertaken by the Company, the need to respond to customer needs for improvement of product offerings, the services offered and development efforts, the cash flow generated by its operations, the extent of losses, if any with respect to matters identified as risk factors herein and the extent of other unanticipated areas or amounts of expenditure. The Company cannot fully predict the extent to which it will require additional financing. There can be no assurance regarding the availability or terms of additional financing the Company may be able to procure over time. Any new investor may require that any future debt financing or issuance of preferred equity by the Company could be senior to the rights of shareholders, and any future issuance of equity could result in the dilution of the value of our shares.

The Company’s future revenue and operating results are unpredictable and may fluctuate significantly.

It is difficult to accurately forecast the Company’s revenues and operating results, and they could fluctuate due to several factors. These factors may include acceptance of the Company’s products and services; the amount and timing of operating costs and capital expenditures; competition from other market venues or services that may reduce market share and create pricing pressure; and adverse changes in general economic, industry and regulatory conditions and requirements. The Company’s operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

Adverse credit market conditions may limit our ability to obtain future financing.

We may, from time to time, depend on access to credit markets. Uncertainty and volatility in global financial markets may cause financial markets institutions to fail or may cause lenders to hoard capital and reduce lending. As a result, we may not obtain financing on terms and conditions that are favorable to us, or at all.

Our business is dependent on information technology and is subject to cybersecurity risks. A cyberattack may disrupt our operations and compromise the personal data of our customers.

We rely on information technology to maintain our electronic systems and database in the course of our business operations. Our customers’ information is electronically recorded in our systems. While we take measures to ensure the security of our information technology systems, our systems are susceptible to outages from fire, floods, power loss, telecommunications failures, data leakage, human error, hacking and break-ins, cyber-attacks and similar events. The occurrence of any of these events could disrupt or damage our information technology systems and hamper our internal operations, disable our ability to handle the orders of customers efficiently or at all, and adversely impact our customer service, volumes, and revenues and result in increased cost.

Furthermore, threats to information technology systems, including as a result of cyberattacks and cyber incidents, continue to grow. Cybersecurity risks could include, but are not limited to, malicious software, attempts to gain unauthorized access to our data, and the unauthorized release, corruption, or loss of our data and personal information, interruptions in communication, loss of our intellectual property or theft of our sensitive or proprietary technology, loss or damage to our data delivery systems or other electronic security, including with our property and equipment.

These cybersecurity risks could:

●	Disrupt our operations and damage our information technology systems;

●	Subject us to various penalties and fees by third parties;

●	Negatively impact our ability to compete;

●	Enable the theft or misappropriation of funds;

●	Cause the loss, corruption, or misappropriation of proprietary or confidential information;

●	Expose us to litigation; and

●	Result in injury to our reputation, downtime, loss of revenue, and increased costs to prevent, respond to, or mitigate cybersecurity events.

If a cybersecurity event occurs, it could harm our business and reputation and could result in a loss of customers. Likewise, data privacy breaches by employees and others who access our systems may pose a risk that sensitive customer data may be exposed to unauthorized persons or to the public, adversely impacting our customer service, employee relationships, and our reputation.

While we continue to make efforts to evaluate and improve our systems and particularly the effectiveness of our security program, procedures, and systems, it is possible that our business, financial, and other systems could be compromised, which could go unnoticed for a prolonged period of time, and there can be no assurance that the actions and controls that we implement, or which we cause third-party service providers to implement, will be sufficient to protect our systems, information, or other property. Additionally, customers or third parties upon whom we rely face similar threats, which could directly or indirectly impact our business and operations. The occurrence of a cyber incident or attack could have a material adverse effect on our business, financial condition, and results of operations.

There is also no assurance that we will be able to successfully keep up with technological improvements in order to meet our customers’ needs or the technology developed by competitors will not have an adverse impact on the competitiveness or attractiveness of our services. In addition, hardware or software failure relating to information technology systems could significantly disrupt customer workflows and cause economic losses for which we could be held liable and that could damage our reputation. We are also subject to hacking or other attacks on our information technology systems.

We may be unable to successfully implement our future business plans and objectives.

Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate; our ability to cope with high exposure to financial risk, operational risk, market risk, and credit risk as our business and customer base expands; and our ability to provide, maintain, and improve the level of human and other resources in servicing our customers. As such, we cannot assure that our future business plans will materialize, that our objectives will be accomplished fully or partially, or that our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and it may also present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial, and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

We are exposed to credit risks with our customers.

We are exposed to credit risks with our customers. We do not have access to all the information necessary to form a comprehensive view on creditworthiness. The complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information. As a result, if any of our major customers experience any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected.

We may be subject to litigation, arbitration, or other legal proceeding risk.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, the Company and Hamco Creek are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties, and other results adverse to us. A substantial judgment, settlement, fine, or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

In addition, even if we prevail in any litigation or enforcement proceedings against us, we could incur significant legal expenses defending against the claims, even those without merit. Moreover, because even claims without merit can damage our reputation or raise concerns among our clients, we may feel compelled to settle claims at significant cost.

Natural disasters, acts of war, and other catastrophic events may adversely affect our operations.

Natural disasters, acts of God, wars, epidemics, material interruptions in service, or stoppages in transportation, as well as other events that are beyond our control, can have adverse effects on local economies, infrastructures, airports, port facilities, and international trade. Such events can also result in the closure of ports or airports and disruptions to raw material flows. Major earthquakes, weather events, cyberattacks, heightened security measures (actual or threatened), terrorist attacks, strikes, civil unrest, pandemic, or other catastrophic events may also cause a disruption or failure of our systems or operations thereby causing delays in providing services or performing other critical functions. In such an event, our business, financial condition, and results of operations may be adversely affected.

Risks Relating to Our Management

Our officers and directors are currently allocating a portion of their time to other companies which creates potential conflict of interest with our business and reduces allocation of their time to managing the Company’s business operations.

Our officers and directors also serve as an executive officer and/or director on other companies, and may, in the future, become involved in other business activities. This creates a potential conflict of interest with managing business operations of the Company and reduces allocation of their time to managing the Company’s business operations.. Our investors should be aware that at this time we have not formulated a policy for the resolution of such conflicts. While this current allocation of time may be reasonable and manageable, if in the future, the Company grows, it will require the management to devote more time to the Company’s business affairs, and we may need to hire key employees or to expand our management.

The loss of the services of our officers and directors or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our services.

The development of our business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our officers and directors.

If we are unable to hire, retain or motivate qualified employee, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, all future success depends largely on our ability to retain key restaurant managers. We cannot assure that any skilled individual will agree to become our employee. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

Upon becoming a new SEC reporting company, we will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404. If we fail to achieve and maintain the adequacy of our internal controls, we would not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Moreover, our testing, or the subsequent testing by our independent registered public accounting firm, that must be performed may reveal other material weaknesses or that the material weaknesses described above have not been fully remediated. If we do not remediate the material weaknesses described above, or if other material weaknesses are identified or we are not able to comply with the requirements of Section 404 in a timely manner, our reported financial results could be materially misstated or could subsequently require restatement, we could receive an adverse opinion regarding our internal controls over financial reporting from our independent registered public accounting firm and we could be subject to investigations or sanctions by regulatory authorities, which would require additional financial and management resources, and the market price of our Ordinary Shares could decline.

Our lack of an independent audit committee and audit committee financial expert at this time may hinder our Board of Directors’ effectiveness in monitoring the Company’s compliance with its disclosure and accounting obligations. Until we establish such a committee, we will be unable to obtain a listing on a national securities exchange.

Although our Ordinary Shares is not listed on any national securities exchange and for purposes of director independence, we use the definition of independence applied by NASDAQ. Currently, we have no independent audit committee. An independent audit committee would play a crucial role in the corporate governance process, assessing our Company’s processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may deprive the Company of management’s independent judgment. An independent audit committee is required for listing on any national securities exchange. Therefore, until such time as we meet the audit committee independence requirements of a national securities exchange, we will be ineligible for listing on any national securities exchange.

Our Board of Directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our Board of Directors, which has no independent members, acts as the compensation committee for the Company and determines the compensation and benefits of our executive officers, will administer our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that an executive officer on the board may have influence over his or her personal compensation and may obtain benefits levels that may not be commensurate with our financial performance.

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage shareholders from bringing a lawsuit against an officer or director.

Our Company’s Memorandum and Articles of Association provide that the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved. These provisions may discourage shareholders from bringing a lawsuit against a Director or Officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on the Company’s behalf against a Director or Officer.

Our management has no experience managing a public company. We may need to add personnel and devote personnel and financial resources to meet our reporting obligations as a public, listed company.

At the present time, our management has no experience in managing a public company. This may hinder our ability to establish effective controls and systems and comply with all applicable requirements associated with being a public company. We have been a private company with no operating history. We are progressing those activities necessary to implement appropriate accounting policies, processes and controls to comply with the required expansion in scale of operations and with Section 404. These activities include identifying and recruiting additional individuals with requisite experience to assist in implementation activities designed to strengthen our internal control over financial reporting to avoid control deficiencies and initiating the design and implementation of improvements to our financial control environment to address our future needs. However, we cannot assure you that the measures we have taken to date, and actions we plan to take in the future, will be sufficient to prevent or avoid potential future material weaknesses in our controls.

If compliance problems result, these problems could have a material adverse effect on our business, financial condition or results of operations. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, and the Dodd-Frank Act of 2010, as well as rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to our new compliance requirements. Moreover, these requirements will increase our legal, accounting and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect it will be difficult and expensive for us to obtain director and officer liability insurance. These requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as executive officers.

We currently do not have insurance coverage covering all risks related to our business and operations.

We do not maintain insurance policies covering all of our business risks, such as risks relating to properties, receivables and public liability. We cannot assume you that the insurance coverage we currently have would be sufficient to cover our potential losses. In the event there is any damage to any assets or incidents for which we do not have sufficient insurance coverage, if at all, we would have to pay for the difference ourselves where our cash flow and liquidity could be negatively affected.

Risks Related to Doing Business in Hong Kong.

All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

The Company is a holding company, and we conduct all our operations in Hong Kong through our operating subsidiary Hamco Creek. Hong Kong is a special administrative region of the PRC. Hamco Creek does not have operations in mainland China or is not regulated by any regulator in mainland China. Furthermore, pursuant to the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to certain long-arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain.

In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance, any associated inquiries or investigations, or any other government actions may:

●	Delay or impede our development;

●	Result in negative publicity or increase our operating costs;

●	Require significant management time and attention; and

●	Subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that the PRC government recently initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation-making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operations and the ability to accept foreign investments and list on a U.S. or other foreign exchange.

All of the legal and operational risks associated with operating in the PRC also apply to our operations in Hong Kong. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and our Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

We face a risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong and the profitability of such business.

Our business and assets are primarily located in Hong Kong. Accordingly, economic, political and legal developments in Hong Kong and the PRC will significantly affect our business, financial condition, results of operations and prospects. As of the date of this prospectus, the Company and its HK subsidiary (1) are not required to obtain permissions or approvals from any PRC national authorities to operate their businesses or to issue the Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our operations. This conclusion is based on the fact that: (1) our Company’s operating subsidiaries are located in Hong Kong, (2) we and our subsidiary have no direct operations in mainland China, and (3) pursuant to the Basic Law which is a national law of the PRC and constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). If it is determined in the future, however, that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares.

The Hong Kong legal system embodies uncertainties that could limit the legal protections available to you and us.

All of our operations are conducted in Hong Kong. Hong Kong is a special administration region of the PRC. On July 1, 1997, the PRC assumed sovereignty of Hong Kong under the “one country, two systems” principle which ensures that Hong Kong has its own governmental and legal system that is independent from mainland China and, as a result, has its own distinct rules and regulations. The constitutional document of Hong Kong, the Basic Law, provides that Hong Kong enjoys the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong continues using the English common law system. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition.

In contrast, the PRC legal system is a civil law system based on written statutes unlike the common law system applicable in Hong Kong; prior court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation, and trade. However, China has not developed a fully integrated legal system. As a result, recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new and due to the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, the PRC’s legal system is based in part on government policies and administrative rules and many have retroactive effects. As a result, we cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems.

We are unable to assure you that Hong Kong will continue to enjoy a high autonomy and the relative political freedoms as enjoyed by it in previous years. There have been ignited criticism from many people in Hong Kong, who were of view that the PRC leadership was reneging on its pledge to abide by the “one country, two systems” policy that allows for a democratic, autonomous Hong Kong under Beijing’s rule. For instance, on June 10, 2014, Beijing released a new report asserting its authority over the territory. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. If the autonomy currently enjoyed by Hong Kong is compromised, it could potentially impact Hong Kong’s common law legal system and ma, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. On March 23, 2024, the Hong Kong government has enacted the Safeguarding National Security Ordinance (“SNSO”), which is a domestic security legislation under Article 23 of the Basic Law, to prohibit four types of offenses, including secession, subversion, terrorist activities and collusion with a foreign country or with external elements to endanger national security, as well as other offences relating to the endangering of national security, which has been considered as having further significantly undermined the autonomy of Hong Kong. It is difficult for us to predict the degree of adverse impact of the legislation of the SNSO on Hong Kong or our business in Hong Kong. However, in any event, since all of our operations are based in Hong Kong, any change of the political arrangements between Hong Kong and the PRC may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

If the PRC were to, in fact, renege on its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to you.

Uncertainties regarding the interpretation and enforcement of PRC laws, rules, and regulations, which could change at any time, could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations, and rules, which could change at any time with little advance notice, are not always uniform, and enforcement of these laws, regulations, and rules involves uncertainties.

We may have to resort to administrative and court proceedings to enforce our legal rights from time to time. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based partly on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property), and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

It may be difficult for overseas regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of mutual and practicable cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within mainland China. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within mainland China may further increase difficulties faced by you in protecting your interests.

In the event that U.S. regulators carry out an investigation on us and there is a need to conduct such investigation, or collect evidence in mainland China, U.S. regulators may not be able to carry out such investigation or evidence collection directly in mainland China under the PRC laws. U.S. regulators may, in the future, consider cross-border cooperation with a securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels, or a regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

Our principal business operations are conducted in Hong Kong. Hong Kong has a legal system separate from mainland China. The Securities and Futures Commission of Hong Kong (“SFC”) is a signatory to the International Organization of Securities Commissions Multilateral Memorandum of Understanding (“MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (“SFO”), which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO, which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize or, if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by U.S. regulators.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital-raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with PRC-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of such companies and the recent regulatory development in China and that both countries should strengthen communications on regulating China-related issuers. Since we mainly operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review, and we could be exposed to government interference from China.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and it stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and a hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law” or “PIPL”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within mainland China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC, together with other relevant government authorities in China, issued the Draft Administrative Provisions and the Draft Filing Measures. The Draft Administrative Provisions and the Draft Filing Measures require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC, as approved by the State Council, released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Furthermore, pursuant to the CSRC Filing Rules, if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering and listings by a Mainland China company and such issuer shall fulfil the CSRC filing procedure prior to its listing on the foreign stock markets: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by Mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main place(s) of business are located in Mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in Mainland China.

Although Hamco Creek, as of the date of this prospectus, do not have clients from mainland China, may collect and store certain data (including certain personal information) from our clients who are mainland China individuals or companies for “know-your-client” procedures purpose in the future in connection with our business and operations, we believe the Company and Hamco Creek will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, since (i) Hamco Creek is incorporated and operating in Hong Kong only without any subsidiary or variable interest entity structure in mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a Hong Kong company; (ii) as of date of this prospectus, Hamco Creek has in aggregate collected and stored the personal information of less than one thousand individuals in mainland China only ; (iii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; (v) all of the data Hamco Creek may collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, neither we nor Hamco Creek have been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Further, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we believe we are not subject to the CSRC Filing Rules or are required to go through the filing procedures under the Trial Administrative Measures before our Ordinary Shares can be listed or offered in the U.S. Neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong or elsewhere who are not mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our subsidiaries in Hong Kong, none of our business activities are conducted in mainland China, and we have not generated revenues or profits from mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

As advised by our PRC counsel, Merits & Tree Law Offices, as of the date of this prospectus, on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company and its subsidiaries do not have any business operations in mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (iv) none of the clients and suppliers of the Company and its subsidiaries are located in mainland China and, (v) the Company and its subsidiaries possess personal information of less than 1 million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC, we are not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities; specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors.

Given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, the PIPL, relevant mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of Hamco Creek and the listing of our Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities; specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with our view. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures for Cybersecurity Review (2021), or if other regulations promulgated in relation to the Measures for Cybersecurity Review (2021) are deemed to apply to us, our business operations and the listing of our Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or Hamco Creek in Hong Kong, our operation and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and Hamco Creek become subject to the CAC or CSRC review, we cannot assure you that Hamco Creek will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. We have also been advised by Merits & Tree Law Offices, our PRC counsel, that uncertainties still exist, due to the possibility that applicable laws, regulations, or interpretations in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, our operations in Hong Kong and our ability to offer or continue to offer securities to investors could significantly be limited or completely hindered, and the value of such securities could significantly decline or be worthless. In addition, if we do not receive or maintain such licenses, or we inadvertently conclude that governmental approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines and penalties, proceedings against us, and other forms of sanctions, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, because all of our operations take place in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (the “PDPO” or the “Personal Data (Privacy) Ordinance”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP” or the “Data Protection Principles”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Privacy Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO and we have not encountered any investigations involving a breach of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

Failure to comply with Hong Kong Competition Law may result in material and adverse effect on our business, financial condition and results of operations.

We may be subject to a variety of laws and other obligations regarding competition law in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, which laid down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies where an undertaking that directly or indirectly holders a “carrier license” within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) is involved in a merger, and is therefore not applicable to our business.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of Hong Kong judiciary, to hear and decide cases connected with competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification or other order under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may impact on the Company’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance.

The Company confirms that we have not adopted any anti-competitive conduct described in the Competition Ordinance and will continue to act in compliance with the Competition Ordinance. However, there may be uncertainties on the full effect of the rules in respect of compliance, infringement, and its effect on our business in particular when tendering is involved in securing contracts. We may face difficulties and may need to incur legal costs in ensuring our compliance with the rules. If we face any complaints of infringement of the Competition Ordinance, we may incur substantial legal costs and may result in business disruption and/or negative media coverage, which could adversely affect our business, results of operations and reputation.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures published by CSRC on February 17, 2023, which came into effect on March 31, 2023, also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to Hamco Creek, our operating subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including Hamco Creek. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate the Company’s auditor completely, investors would be deprived of the benefits of such inspection and the Ordinary Shares may be delisted or prohibited from trading. The Consolidated Appropriations Act, which amended the HFCAA, now requires the SEC to prohibit our securities from trading on any U.S. stock exchanges if our auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three (3) consecutive years.

Pursuant to the HFCAA, enacted in December 2020, if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued the 2021 Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) China of the China or Hong Kong, because of a position taken by one or more authorities in China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong.

The audit report included in this prospectus was issued by TAAD LLP, a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with CSRC and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued the 2022 Determination Report which: (1) vacated the 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in mainland China and Hong Kong, the 2022 Determination Report cautions, however, the authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Furthermore, on June 22, 2021, the U.S. Senate passed AHFCAA and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before securities of that issuer may be prohibited from trading or delisted. Should the PCAOB be unable to fully conduct inspections of our auditors ‘ work papers in the PRC, it will make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures and you may be deprived of the benefits of such inspection, which could result in limitation or restriction to our access to the U.S. capital markets, and our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA. Investors may consequently lose confidence in our reported financial information and procedures and the quality of our financial statements, which would adversely affect us.

If we were to engage a different auditor in the future, we would engage an auditor that is U.S.-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their Registration Statements will be declared effective. On August 1, 2021, the CSRC stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.

U.S. public companies with substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies, or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or that have substantial operations in emerging markets, including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice, and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirements for companies primarily operating in a “Restrictive Market,” (ii) prohibit Restrictive Market companies from directly listing on the Nasdaq Capital Market and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism, and negative publicity, the traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our offerings, business, and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time-consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our shares.

The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact Hamco Creek

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law (the “Hong Kong National Security Law”). This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including then-HKSAR chief executive Carrie Lam and John Lee, who later replaced Carrie Lam as chief executive on July 1, 2022. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong.

The PRC government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in PRC-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S.-listed companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators, and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, and, in many cases, allegations of fraud. As a result of the scrutiny, the stocks of many U.S.-listed Chinese companies that have been the subject of such scrutiny have sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

A downturn in the Hong Kong, mainland China, or global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and mainland China generally. That might affect negatively on consumer behavior, confidence and consumer’s willingness to spend. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but they may have a negative effect on us.

Economic conditions in Hong Kong and mainland China are sensitive to global economic conditions. As such, the demand for the franchise development consultant services may be dependent on the global economy. If there is any significant decline in the global economy, our profitability and business prospects will be materially affected.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Ordinary Shares.

Our business is conducted in Hong Kong through our operating subsidiary Hamco Creek. Our books and records are reported in Hong Kong dollars, which is the currency of Hong Kong; and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policy of the pegging of Hong Kong dollars to U.S. dollars will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would, in turn, adversely affect the operations and profitability of our business.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our customers reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our customers, our service providers and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to a trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as person information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or noncompliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial condition, and results of operations.

As of the date of this prospectus, we do not have any operations in China, The PRC laws and regulations on cybersecurity, data privacy, data protection, or other data-related laws and regulations are relatively new and evolving, and their interpretation and application may be uncertain.

The following summarizes some of the key recent legislative initiatives in China on the matters of data security and privacy.

Data Security

In June 2021, the Standing Committee of the NPC promulgated the Data Security Law, which took effect in September 2021. The Data Security Law, among other things, provides for security review procedure for data-related activities that may affect national security. In July 2021, the state council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Critical information infrastructure encompasses, under this regulation, key network facilities or information systems of critical industries or sectors, such as public communication and information service, energy, transportation, water conservation, finance, public services, e-government affairs and national defense science, the damage, malfunction or data leakage of which may endanger national security, people’s livelihoods and the public interest. In December 2021, the CAC, together with other authorities, jointly promulgated the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022 and replaces its predecessor regulation. Pursuant to the Measures for Cybersecurity Review (2021), critical information infrastructure operators that procure internet products and services must be subject to the cybersecurity review if their activities affect or may affect national security. The Measures for Cybersecurity Review (2021) further stipulates that critical information infrastructure operators or network platform operators that hold personal information of over one million users shall apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. As of the date of this prospectus, no detailed rules or implementation rules have been issued by any authority. Furthermore, the exact scope of “critical information infrastructure operators” under the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. As of the date of this prospectus, we have not been informed that we are a critical information infrastructure operator by any government authorities and we do not have any material operation or maintain any office or personnel in Mainland China. We have not collected, stored, or managed any personal information in Mainland China. In addition, we plan to emphasize Southeast Asia as our core future area of growth. As such, we currently do not expect the foregoing measures will have an impact on our business, results of operations, or this offering, and we believe that we are compliant with these measures to date. However, we still face uncertainties regarding the interpretation and implementation of these laws and regulations in the future. Cybersecurity review could result in disruption in our operations, negative publicity with respect to our company, and diversion of our managerial and financial resources. Furthermore, if we were found to be in violation of applicable laws and regulations in China during such review, we could be subject to fines or other government sanctions and reputation damages. Therefore, potential cybersecurity review, if applicable to us, could materially and adversely affect our business, financial condition, and results of operations.

In November 2021, the CAC released the Regulations on the Network Data Security (Draft for Comments). On September 24, 2024, the State Council issued the Regulations on the Network Data Security (the “Network Regulations”), which became effective on January 1, 2025. The Network Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Network Regulations, data processors shall apply for a cybersecurity review for certain activities, including any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this prospectus as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Network Regulations stipulates that data processors that process “important data” must conduct an annual data security assessment, and submit the assessment report of a given year to the municipal cybersecurity department. . Given that there remain uncertainties regarding the further interpretation and implementation of the relevant laws and regulations, if they mandates clearance of cybersecurity review and other specific actions to be completed by companies operating in Hong Kong like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

Personal Information and Privacy

The Anti-monopoly Guidelines for the Platform Economy Sector published by the Anti-monopoly Committee of the State Council, effective on February 7, 2021, prohibits collection of user information through coercive means by online platforms operators.

In August 2021, the Standing Committee of the NPC promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. The Personal Information Protection Law steps up the protection for personal information and imposes additional requirement in terms of its processing. Nonetheless, many provisions under this law remain to be clarified by the CAC, other regulatory authorities, and courts in practice. We may be required to make further adjustments to our business practices to comply with the personal information protection laws and regulations. Although as of the date of this prospectus, we have not collected, stored, or managed any personal information in Mainland China, given that there remain uncertainties regarding the further interpretation and implementation of the relevant laws and regulations, if they are deemed to be applicable to companies operating in Hong Kong like us, we cannot assure you that we will be able to comply or remain compliant with such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the government authorities and become subject to fines and other government sanctions, which may materially and adversely affect our business, financial condition, and results of operations.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our shares of Ordinary Shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

PRC regulations relating to offshore investment activities by PRC residents may limit our Hong Kong subsidiary’s ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law.

The State Administration of Foreign Exchange (“SAFE”) promulgated the Circular on Relevant Issues Relating to PRC Resident’s Investment and Financing and Round trip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore SPV undergoes material events relating to any change of basic information (including change of such PRC residents or entities, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions.

SAFE Circular 37 is issued to replace the Circular on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments through Overseas Special Purpose Vehicles. If our shareholders who are PRC residents or entities do not complete their registration with the local SAFE branches, our Hong Kong subsidiary may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our Hong Kong subsidiary. Moreover, failure to comply with SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in us, nor can we compel our shareholders to comply with the requirements of SAFE Circular 37. As a result, we cannot assure you that all of our shareholders who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 37. Failure by such shareholders to comply with SAFE Circular 37, or failure by us to amend the foreign exchange registrations of its Hong Kong subsidiary, if applicable, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our Hong Kong subsidiary’s ability to make distributions or pay dividends to us or affect o our ownership structure, which could adversely affect our business and prospects.

The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures which can cause economic harm to our business.

On May 28, 2020, the National People’s Congress of the People’s Republic of China approved a proposal to impose a new national security law for Hong Kong and authorized the Standing Committee of the National People’s Congress to proceed to work out details of the legislation to be implemented in Hong Kong (the “Decision”). The Decision states that the new law will target secession, subversion of state power, terrorism activities and foreign interference. The stated objective of the Decision is to protect the national security of China as a whole (including Hong Kong and Macau) and is not intended to have a direct commercial bearing on commercial and economic activities. The government believes the new law may bring about more stability to Hong Kong, which in turn may lay the foundation for commercial and economic activities to flourish. On June 30, 2020, China’s National People’s Congress Standing Committee passed the national security law for the Hong Kong Special Administrative Region (HKSAR). Hong Kong’s Chief Executive promulgated it in Hong Kong later the same day. Among other things, it criminalizes separatism, subversion, terrorism and foreign interference in Hong Kong. We cannot rule out the possibility that the Decision and the implementation of the national security law may trigger sanctions or other forms of penalties by foreign governments, which may cause economic and other hardship for Hong Kong, including companies like us that do business in Hong Kong. It is difficult for us to predict the impact, if any, the implementation of the national security law will have on our business, as such impact will depend on future developments, which are highly uncertain and cannot be predicted.

Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our Ordinary Shares.

We are a holding company incorporated in the BVI with our operating subsidiary located in Hong Kong. Accordingly, most of our cash is maintained in Hong Kong and US Dollars. We rely on dividends from our Hong Kong subsidiary for our cash and financing requirements, such as the funds necessary to service any debt we may incur. There is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary. There are currently no restrictions of transferring funds between our BVI holding company and our operating subsidiary in Hong Kong or limitations on the ability of our Hong Kong subsidiary to issue dividends or other distributions to its overseas stockholders. However, we cannot assure you that the oversight of the PRC government will not be extended to companies operating in Hong Kong like our Hong Kong operating subsidiaries. There is a possibility that the PRC government could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our stockholders and could result in a material adverse change to our business operations, our prospects, financial condition, and results of operations, and could cause our Ordinary Shares to significantly decline in value or become worthless.

Risks Related to This Offering and the Ordinary Shares

Our failure to raise sufficient capital in this offering may cause our shareholders to lose their entire investment in us.

If we fail to raise sufficient capital in this offering, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we are able to secure needed capital to support our day-to-day. If we do not have sufficient capital to support our day-to-day operations, our shareholders may lose their entire investment in us.

There is no current trading market for our Ordinary Shares and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our Ordinary Shares and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the OTC Market after this registration statement is declared effective by the SEC. If for any reason we are not able to obtain eligibility for proprietary quotations and our Ordinary Shares will not be admitted to quote on OTC Pink, or if a public trading market does not otherwise develop, the investors may not be able or will have a significant difficulty selling their Ordinary Shares should they desire to do so. As of the date of this prospectus, we do not have any market maker that expressed an interest to market for our securities. If no market is ever developed for our Ordinary Shares, it will be difficult for you to sell our securities. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.

Even If our Ordinary Shares become eligible for quotations on OTC Pink, the investors may have difficulty buying and selling or obtaining market quotations, market visibility for our Ordinary Shares that are quoted on OTC Pink. Trading in stocks quoted on the OTC Pink often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time-to-time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Ordinary Shares. Moreover, OTC Pink is not a securities exchange, and trading of securities is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or any other national stock exchange. Accordingly, stockholders may have difficulty reselling our Ordinary Shares.

The trading price of our Ordinary Shares could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

The trading prices of volatility and wide fluctuations could be due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. For example, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low-volume trading. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	Regulatory developments affecting us or our industry;

●	Variations in our revenues, profit, and cash flow;

●	Changes in the economic performance or market valuations of other financial services firms;

●	Actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	Changes in financial estimates by securities research analysts;

●	Detrimental negative publicity about us, our services, our officers, our directors, our Controlling Shareholder, our business partners, or our industry;

●	Announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

●	Additions to or departures of our senior management;

●	Litigation or regulatory proceedings involving us, our officers, our directors, or our Controlling Shareholder;

●	Release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares;

●	Sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all. In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition.

We will incur increased costs as a result of being a public company.

Once we become a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company prior to our initial public offering. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC and Nasdaq, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting, and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we incur ongoing additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

The Company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

The Company will face a significant increase in insurance, legal, accounting, administrative and other costs and expenses as a public company. The Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the Securities and Exchange Commission (the “Commission”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board, the Commission and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require the Company to carry out activities that it previously has not done. For example, the Company will adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with the Commission’s reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), The Company could incur additional costs rectifying those issues, and the existence of those issues could adversely affect the Company’s reputation or investor perceptions of it. Being a public company could make it more difficult or costly for the Company to obtain certain types of insurance, including director and officer liability insurance, and the Company may be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for the Company to attract and retain qualified persons to serve on the board, board committees or as executive officers. Furthermore, if the Company is unable to satisfy its obligations as a public company, it could be subject to fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the Company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people, or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Ordinary Shares may be more volatile than it otherwise would be.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors may hold a high percentage of Ordinary Shares sold in this offering, even if the initial sales by the underwriters are designed to comply with the Nasdaq listing requirements. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares.

Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

To the extent (i) we raise more money than required for the purposes explained in the section headed “Use of Proceeds,” or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing original actions in the BVI or Hong Kong based on U.S. or other foreign laws, and the ability of U.S. authorities to bring actions in the BVI or Hong Kong may also be limited.

We are a company incorporated under the laws of the BVI. We conduct all our operations in Hong Kong and substantially all of our assets are located in Hong Kong. In addition, all of our directors and executive officers named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these individuals or to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the BVI, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers. Mr. Chun Leung Chow (Eddy) is a US citizen and currently resides in Hong Kong.

Appleby, our counsel as to the laws of the BVI, has advised us there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

Appleby has informed us that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, and (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. See “Enforceability of Civil Liabilities.”

As the rights of a shareholder under BVI law differ from those under U.S. law, you may have fewer protections than you would as a shareholder of a U.S. corporation.

Our corporate affairs are governed by our Memorandum and Articles of Association, the BVI Act (as amended), and the common law of the BVI. The rights of shareholders to take legal action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors and officers under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the English common law and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are largely codified in the BVI Act, but are potentially not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, BVI has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law.

Therefore, you may have more difficulty protecting your interests in connection with actions taken by our directors and officers or our principal shareholders than you would as a shareholder of a corporation incorporated in the United States.

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

BVI laws may provide less protection for minority shareholders than those under U.S. law, and therefore minority shareholders who are dissatisfied with the conduct of our affairs may not have the same options as to recourse in comparison to the shareholders of a U.S. corporation.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies).

The BVI Act contains various mechanism to protect minority shareholders, including: (i) Restraining or Compliance Orders: if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the company’s memorandum and articles of association, the court may, on the application of a member or a director of the company, make an order directing the company or its director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the company’s memorandum and articles of association; (ii) Derivative Actions: the court may, on the application of a member of a company, grant leave to that member to: (a) bring proceedings in the name and on behalf of that company; or (b) intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company; (iii) Unfair Prejudice Remedies: a member of a company who considers that the affairs of the company have been, are being or are likely to be, conducted in a manner that is, or any acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him, may apply to the court for an order and, if the court considers that it is just and equitable to do so, it may make such order as it thinks fit, including, without limitation, one or more of the following orders: (a) in the case of a shareholder, requiring the company or any other person to acquire the shareholder’s shares; (b) requiring the company or any other person to pay compensation to the member; (c) regulating the future conduct of the company’s affairs; (d) amending the memorandum or articles of association of the company; (e) appointing a receiver of the company; (f) appointing a liquidator of the company under section 159(1) of the Insolvency Act; (g) directing the rectification of the records of the company; and (h) setting aside any decision made or action taken by the company or its directors in breach of the BVI Act or the company’s memorandum and articles of association; (iv) Personal and Representative Actions: a member is able to bring an action against the company for a breach of a duty owed by the company to member in his capacity as a member. Where a member brings such an action and other members have the same (or substantially the same) action against the company, the court may appoint the first member to represent all or some of the members having the same interest and may make an order: (a) as to the control and conduct of the proceedings; (b) as to the costs of the proceedings; and (c) directing the distribution of any amount ordered to be paid by a defendant in the proceedings among the members represented.

The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (i) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (ii) a consolidation, if the company is a constituent company; (iii) any sale, transfer, lease, exchange or other disposition of more than 50% of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (a) a disposition pursuant to an order of the court having jurisdiction in the matter; (b) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interests within one (1) year after the date of disposition; or (c) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (iv) a redemption of 10% or less of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and (v) an arrangement, if permitted by the court. Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.

Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by our Memorandum and Articles of Association.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	The rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	The sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	The sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	The selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Tax Income Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

As a company with less than US$1.235 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. Therefore, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, if we elect not to comply with such reporting and other requirements, in particular the auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

In addition to our status as an emerging growth company, we also report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

“Penny Stock” rules may make buying or selling our Ordinary Shares difficult. Limitations upon Broker-Dealers Effecting Transactions in “Penny Stocks”

Trading in Ordinary Shares will be subject to material limitations as a consequence of regulations that limit the activities of broker-dealers effecting transactions in “penny stocks.” Pursuant to Rule 3a51- 1 under the Exchange Act, our Ordinary Shares is a “penny stock” because it (i) is not listed on any national securities exchange (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on “penny stocks”, which makes selling our Ordinary Shares more difficult compared to selling securities that are not “penny stocks.” Rule 15a-9 restricts the solicitation of sales of “penny stocks” by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience, and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in “penny stocks”, and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser’s investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in “penny stocks” first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in “penny stocks”, (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

There can be no assurance that any broker-dealer which initiates quotations for the Ordinary Shares will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our Ordinary Shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our shares.

In addition to the “penny stock” rules described, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Ordinary Shares, which may limit your ability to buy and sell our shares and have an adverse effect on the market for our shares.

Because our Ordinary Shares is deemed a low-priced “penny stock,” it will be cumbersome for brokers and dealers to trade in our Ordinary Shares, making the market for our Ordinary Shares less liquid and negatively affecting the price of our Ordinary Shares. We will be subject to certain provisions of the Exchange Act, commonly referred to as the “penny stock” rules as defined in Rule 3a51- 1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our Ordinary Shares is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

●	Deliver to the customer, and obtain a written receipt for, a disclosure document;

●	Disclose certain price information about the stock;

●	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

●	Send monthly statements to customers with market and price information about the penny stock; and

●	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with the information specified in the rules.

Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our Ordinary Shares. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

We have security laws exposure.

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Ordinary Shares to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

Because we do not intend to pay any cash dividends on our Ordinary Shares, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them. Shareholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this Registration Statement before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

We may, in the future, issue additional shares of Ordinary Shares, which would reduce investors percentage of ownership and may dilute our share value.

Our Articles of Association authorize the issuance of 900,000,000 shares of Ordinary Shares. As of the date of this prospectus, we had 205,100,000 shares of Ordinary Shares outstanding. The future issuance of Ordinary Shares may result in substantial dilution in the percentage of our Ordinary Shares held by our then existing shareholders. We may value any Ordinary Shares issued in the future on an arbitrary basis. The issuance of Ordinary Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our Ordinary Shares.

As a result of Chun Leung Chow (Eddy)’s voting control of the Company, he has the ability to control virtually all business matters, and matters which require a vote of shareholders.

Mr. Chow owns and controls approximately 76.98% of the voting control of the company. As a result, Mr. Chow has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. Consequently, shareholders will not be able to materially influence matters that require a vote of shareholders, and there is no possibility that the company may be taken over by a third party given Mr. Chow’s current equity stake in the Company.

Our chief executive officer and director currently hold and will continue to hold a sufficient total outstanding voting power of our outstanding Ordinary Shares that will enable him to control the outcome of matters over our business, including significant corporate actions submitted to shareholders for approval, such as mergers, consolidations, election of directors, and take actions that are not in the best interest of us or our other shareholders, including investors purchasing Ordinary Shares in this offering.

Upon the completion of this offering, our chief executive officer and director will own an aggregate of 76.72% of the total voting power of our outstanding Ordinary Shares and preferred shares, As a result, he has substantial influence over our business, including significant corporate actions and can control the outcome of matters over our business, including significant corporate actions submitted to shareholders for approval, such as mergers, consolidations, election of directors, and take actions that are not in the best interest of us or our other shareholders, including investors purchasing the Ordinary Shares in this offering.

This concentration of ownership by our chief executive officer and director may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Ordinary Shares in this offering. In addition, the significant concentration of share ownership may adversely affect the trading price of the Ordinary Shares due to investors ‘perception that conflicts of interest may exist or arise.

Investors may have difficulty enforcing judgments against us, our directors and management.

We are incorporated under the laws of the BVI and all of our directors and officers reside outside the United States. Moreover, all of these persons do not have significant assets in the United States. As a result, it may be difficult to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the BVI or Hong Kong could render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is uncertainty as to whether the BVI courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. There is also uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S. A judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the U.S. was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the U.S. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of the U.S. courts of civil liabilities predicated solely upon the federal securities laws of the U.S. or the securities laws of any State or territory within the U.S. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. For more information regarding the relevant laws of the BVI and Hong Kong.

As the rights of a shareholder under the laws of the BVI differ from those under U.S. law, you may have fewer protections than you would as a shareholder of a U.S. corporation.

Our corporate affairs are governed by our Memorandum and Articles of Association, as amended and restated from time to time, the BVI Act, and the common law of the BVI. The rights of shareholders to take legal action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors and officers under the laws of the BVI are governed by the BVI Act and common law. Common Law is derived in part from comparatively limited judicial precedent in the BVI as well as from the English common law and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under the laws of the BVI are largely codified in the BVI Act, but are potentially not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. Therefore, you may have more difficulty protecting your interests in connection with actions taken by our directors and officers or our principal shareholders than you would as a shareholder of a corporation incorporated in the United States.

You will experience immediate and substantial dilution in the net tangible book value of the shares of our Ordinary Shares purchased.

The offering price of our shares of our Ordinary Shares is substantially higher than the net tangible book value per share of our Ordinary Shares. Consequently, when you purchase the shares of our Ordinary Shares in the offering and upon completion of the offering, you will incur an immediate dilution of approximately $0.2475 per share if we receive 100% funding of this offering, approximately $0.2481 per share if we complete 75% of this offering, approximately $0.2487 per share if we complete 50% of this offering and approximately $0.2493 per share if we complete 25% funding of this offering, based on an assumed offering price of $0.25 per share. In addition, you may experience further dilution to the extent that additional shares of our Ordinary Shares are issued upon exercise of outstanding warrants or options we may grant from time to time.

Our officers and directors has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and general corporate operating purposes. Our officers and directors will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

We are selling shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

The Ordinary Shares are being offered by our officers and directors. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that we are capable of selling all, or any, of our Ordinary Shares offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our current expectations and views of future events, which are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by these statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. The forward-looking statements included in this prospectus relate to, among other things:

●	our goals and strategies;

●	our business and operating strategies and plans for the development of businesses, ability to implement such strategies and plans and expected time;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenues, costs or expenditures;

●	our dividend policy;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our relationships with customers and business partners;

●	the trends in, expected growth in and market size of the art and collectible industry;

●	our ability to maintain and enhance our market position;

●	our ability to continue to develop new technologies and/or upgrade our existing technologies;

●	developments in, or changes to, laws, regulations, governmental policies, incentives and taxation affecting our operations;

●	relevant governmental policies and regulations relating to our businesses and industry;

●	competitive environment, competitive landscape and potential competitor behavior in our industry and the overall outlook in our industry;

●	our ability to generate cash flow and profitability and continue as a going concern;

●	our ability to attract, train and retain executives and other employees;

●	the development of the franchise development markets;

●	general business, political, social and economic conditions in Hong Kong, and the overseas markets we have business;

●	the length and severity of the recent COVID-19 outbreak and its impact on our business and industry; and

●	assumptions underlying or related to any of the foregoing.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations and our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains information derived from government and private publications. These publications include forward-looking statements, which are subject to risks, uncertainties and assumptions. Although we believe the data and information to be reliable, we have not independently verified the accuracy or completeness of the data and information contained in these publications. Statistical data in these publications also include projections based on a number of assumptions. In addition, the rapidly evolving nature of the industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements in this prospectus are made based on events and information as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may materially differ from what we expect.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The fixed offering price per share is $0.250. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $500,000 as anticipated.

	100%	75%	50%	25%
Maximum offer - number of shares	2,000,000	1,500,000	1,000,000	500,000
% sold	100%	75%	50%	25%
Number of shares sold	2,000,000	1,500,000	1,000,000	500,000
Offer price per share in USD	0.250	0.250	0.250	0.250
Gross proceeds from this offering	500,000	375,000	250,000	125,000
Funding of Day to Day Operations	42,000	27,800	17,800	-
Marketing Activities	87,000	38,200	10,000	-
Hiring Staff and Paying Salaries	118,500	100,000	22,000	-
Business Development Costs	63,500	20,000	11,200	-
Corporate entity maintenance	8,000	8,000	8,000	8,000
SEC reporting related expenses	181,000	181,000	181,000	117,000
TOTAL	$500,000	$375,000	$250,000	$125,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should we decide at a later date it would be in our best interests.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

We estimate the costs of this offering at about $81,576. All expenses incurred in this offering are being paid for by us. We will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering. This, however, does not forgo us from using offering proceeds to cover such costs in the event of insufficient funding elsewhere.

Penny Stock Regulations

You should note that our Ordinary Shares is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Ordinary Shares.

DIVIDEND POLICY

We have never declared or paid any dividends on our Ordinary Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our directors have sole discretion whether to pay dividends.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Under the laws of the BVI, our board of directors may only pay dividends if we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the common course of business; and the value of assets of our Company will not be less than the sum of our total liabilities.

We are a holding company incorporated in the BVI with no operating revenue or profit of our own. We rely on dividends paid to us by our subsidiary for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Act, a BVI business company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

DILUTION

The price of the current offering is fixed at $0.25 per share. Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders. The following tables compare the differences of your investment in our shares with the investment of our existing shareholders.

The following table illustrates the dilution to the purchasers of the shares of our Ordinary Shares in this offering.

Dilution Table

As of the date of this Registration Statement, we have 205,100,000 shares of issued and outstanding Ordinary Shares. 34,285,710 shares were issued to our founding shareholder and 71,214,290 shares were issued to third parties at $0.00001 per share for a total consideration of $1,055.00.

Addition 99,600,000 of shares were issued at $ 0.00125 per share for a total consideration of $124,500 of which 34,028,570 were issued to our founding shareholder Chun Leung Chow, (Eddy) and 68,314,280 shares were issued to Li Tao, Yi Jin and Huan Fan.

The price of the current offering is fixed at $0.25 per share. This price is significantly higher than the price paid by our founding shareholders for our Ordinary Shares since the Company’s incorporation.

Assuming completion of the offering, there will be up to 207,100,000 shares of Ordinary Shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on shareholders’ equity of $96,285 as of December 31, 2024, and the estimate costs of this offering at about $81,576

Percentage of funding	100%	75%	50%	25%
Offering price	$0.2500	$0.2500	$0.2500	$0.2500
Offering shares at different percentage	2,000,000	1,500,000	1,000,000	500,000
Total Gross Proceeds	$500,000	$375,000	$250,000	$125,000
Total Shares outstanding Prior to the Offering	205,100,000	205,100,000	205,100,000	205,100,000
Net Tangible Book value prior to the offering (1)	96,285	96,285	96,285	96,285
Net Tangible Book value per share prior to the offering	$0.00047	$0.00047	$0.00047	$0.00047
Proforma outstanding Shares after offering	207,100,000	206,600,000	206,100,000	205,600,000
Offering Expense (2)	$81,576	$81,576	$81,576	$81,576
Proceed from the offering (net of expenses)	$500,000	$375,000	$250,000	$125,000
Proforma Net Tangible book value after offering	$514,709	$389,709	$264,709	$139,709
Increase in book value	$500,000	$375,000	$250,000	$125,000
Proforma Net tangible book value per share after offering	$0.002485	$0.001886	$0.001284	$0.000680
Increase in book value per share	$0.002016	$0.001417	$0.000815	$0.000210
Initial public offering price	$0.250000	$0.250000	$0.250000	$0.250000
Proforma per share after offering	$0.002485	$0.001886	$0.001284	$0.000680
Dilution per share to new investors	$0.247515	$0.248114	$0.248716	$0.249320
Dilution to new investors (%)	99.01%	99.25%	99.49%	99.73%

(1)	The amount shown under “Net Tangible Book value prior to the offering” is before the deduction of the estimate costs of this offering at about $ 81,576.

(2)	We estimate the costs of this offering at about $81,576. All expenses incurred in this offering are being paid for by us. We will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering. This, however, does not forgo us from using offering proceeds to cover such costs in the event of insufficient funding elsewhere.

EXCHANGE RATE INFORMATION

We are a holding company with operations conducted in Hong Kong through our sole operating subsidiary as of the date of this prospectus, using Hong Kong dollars. The Hong Kong dollar is pegged to the U.S. dollar at a range of HK$7.75 to HK$7.85 to US$1. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the noon buying rate of US$1 = HK$7.809 on June30, 2024 and US$1 = HK$7.7678 on December 31, 2024. No representation is made that the HK$ amount represents or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate.

OUR HISTORY AND CORPORATE STRUCTURE

The Company is a business company with limited liability incorporated under the laws of the BVI on February 7, 2024. The Company is the 100% owner of the Company’s Hong Kong operating subsidiary, Hamco Creek Asia Development Company Limited., a limited company that was organized under the laws of Hong Kong on March 1, 2024.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains certain forward-looking statements that involve risk and uncertainties. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those set forth under the Section entitled “Risk Factors”, and other documents we file with the Securities and Exchange Commission. Historical results are not necessarily indicative of future results.

Results of Operations

For the six month period ended December 31, 2024

Revenues

For the six month period ended December 31, 2024, the Company recorded revenue income of $0.

Cost of Revenue

For the six month period ended December 31, 2024, the Company recorded expense of $20,789, consisting solely of general and administrative expenses.

Net Loss

From the six month period ended December 31, 2024, the Company incurred a net loss of $20,789, which primarily resulted from general and administrative expense associated with the incorporation costs of the Company and its wholly-owned subsidiary, Hamco Creek.

Liquidity and Capital Resources

As of December 31, 2024, we had $82,071 in cash. We depend substantially on financing activities to provide us with the liquidity and capital resources, we need to meet our working capital requirements and to make capital investments in connection with ongoing operations.

Cash Used in Operating Activities

During the six month period ended December 31, 2024, net cash used in operating activities was $19,765, primarily resulted from general and administrative expense primarily associated with the incorporation costs of the Company and its wholly-owned subsidiary, Hamco Creek.

Cash Flows from Investing Activities

During the six month period ended December 31, 2024, the Company did not have any investing activities.

Cash Provided from Financing Activities

During the six month period ended December 31, 2024, the Company did not have any financing activities.

Results of Operations

For the period from February 7, 2024, date of incorporation, to year end date of June 30, 2024

Revenues

For the period from the Company’s date of incorporation, February 7, 2024, to June 30, 2024, the Company recorded revenue income of $1,280.

Cost of Revenue

For the period from the Company’s date of incorporation, February 7, 2024, to June 30, 2024, the Company recorded expense of $9,762, consisting solely of general and administrative expenses.

Net Loss

From the Company’s date of incorporation, February 7, 2024, to the period end of June 30, 2024, the Company incurred a net loss of $8,482 which primarily resulted from general and administrative expense primarily associated with the incorporation costs of the Company and its wholly-owned subsidiary, Hamco Creek.

Liquidity and Capital Resources

As of June 30, 2024, we had $120,121 in Cash We depend substantially on financing activities to provide us with the liquidity and capital resources, we need to meet our working capital requirements and to make capital investments in connection with ongoing operations.

Cash Used in Operating Activities

From the Company’s date of incorporation, February 7, 2024, to the period end of June 30, 2024, net cash used in operating activities was $9,505, primarily resulted from general and administrative expense primarily associated with the incorporation costs of the Company and its wholly-owned subsidiary, Hamco Creek,

Cash Flows from Investing Activities

During the period ended June 30, 2024, the Company did not have any investing activities.

Cash Provided from Financing Activities

From the Company’s date of incorporation, February 7, 2024, to the period ended June 30, 2024, net cash provided by financing activities was $129,626 which was the net result of the funds received by the Company from the sale of its Ordinary Shares and no cash advanced from director.

Going Concern

As of December 31, 2024, the Company had $82,071 in cash. If the Company fails to raise sufficient capital in this offering, it will have to explore other financing activities to provide it with the liquidity and capital resources it needs to meet its working capital requirements and to make capital investments in connection with ongoing operations. Management anticipates that the Company will be dependent in the near future on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. Since the Company cannot give assurance that it will be able to secure the necessary capital when needed, there is a substantial doubt that the Company will be able to continue operations as a going concern following the issuance of these financial statements. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

Basis of preparation and principles of consolidation

The accompanying consolidated financial statements of the Company and its subsidiary are prepared pursuant to the rules and regulations of the U.S Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“U.S. GAAP”). The accompanying consolidated financial statements reflect all adjustments that management considers necessary for a fair presentation of the results of operations for these periods.

The accompanying financial statements have been prepared on a consolidated basis and reflect the financial statements of the Company and Hamco Greek. All intercompany transactions and balances are eliminated on consolidation.

Emerging growth company

The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Foreign currency translation

The Company’s consolidated financial statements are reported in United States dollars (“US$”), the Company’s presentation currency. The functional currency for the Company is US$ and the Company’s subsidiary in Hong Kong is Hong Kong dollars (“HK$”). The translation of the functional currencies of its subsidiary into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using a monthly average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments under other comprehensive income (loss) under accumulated other comprehensive income (loss) as a separate component of equity.

Monetary assets and liabilities of the Company and its subsidiary denominated in currencies other than the functional currency of the Company and subsidiary are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date.

Transactions of the Company and its subsidiary in currencies other than the Company’s and the subsidiary’s functional currencies are translated into the respective functional currencies at the average monthly exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the consolidated statements of operation and comprehensive loss.

Financial instruments and concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account placed in a financial institution, through an escrow agent, with high investment grade ratings. As of December 31, 2024, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 825, “Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $82,071 in cash and no cash equivalents as of December 31, 2024. The Company cash is held at well capitalized financial institutions, but they are not FDIC insured; however, management does not believe there is a significant risk of loss.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of professional and registration fees that are directly related to the Proposed Public Offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the statements of operations and comprehensive loss. As of December 31, 2024, the Company has incurred deferred offering costs of $19,341.

Revenue and expense recognition

Revenue will be recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery of products or services has occurred. The Company recognizes revenues from providing advisory and professional services when earned and collection is reasonably assured. Upfront fees are recognized over the estimated period that the related services are performed. The Company has yet to start generating revenues. Transaction - related fees are recognized when all services for a transaction have been provided, specified conditions have been met and the transaction closes. Deferred revenues are recorded for fees received that have not yet been earned. Expenses are reflected on the consolidated statements of operations, net of client reimbursements.

Income taxes

The Company accounts for income taxes under the FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period included in the enactment date.

There is currently no taxation imposed on income by the Government of the BVI. In accordance with BVI income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Hamco Creek is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income derived from its activities conducted in Hong Kong. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to US$254,268 (HK$2,000,000), and 16.5% on any part of assessable profits over US$254,268 (HK$2,000,000).

Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

Net loss per share

Basic net loss per share is computed by dividing loss available to stockholders by the weighted average number of shares outstanding during the year. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional shares that would have been outstanding if the potential shares had been issued and if the additional shares were diluted. There were no potentially dilutive securities for the period from February 7, 2024 (inception) to June 30, 2024 and no potentially dilutive securities for the period from July 1, 2024 to December 31, 2024.

Recently Adopted Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

BUSINESS

Introduction

We were incorporated in the BVI on February 7, 2024 under the name Hamco Ventures Limited. We conduct our operations in Hong Kong primarily through our operating subsidiary, Hamco Creek Asia Development Company Limited, in Hong Kong.

Current Corporate Structure

The Company owns 100% of one wholly owned subsidiary named Hamco Creek Asia Development Company Limited, a company incorporated in Hong Kong on March 1, 2024.

As of the date of this filing, the corporate structure is as follows:

Pre and Post offering with ownerships and voting right percentage indicated.

Business Overview

We are a franchise development consultant company specializing in the food & beverages industry. We offer tailored consultant solutions to both emerging restaurant brands who are seeking to franchise a business for the first time and established franchisors who are looking to improve its operation, IT system, online/offline marketing Etc. We also provide services to assist clients to analysis market condition, perform feasibility study, market entry, competitor research and due diligence on franchise opportunities.

We presently offer our services to clients in Hong Kong and intend to expand the distribution of our services into other location as opportunities permit.

As of the date of this prospectus, our chief executive officer, Chun Leung Chow (Eddy), owns 68,314,280 shares of our Ordinary Stock, which represents 33.31% of our outstanding Ordinary Shares, issued and outstanding. Mr. Chow owns 38,090,000 of our preferred shares, which represent 100% of our preferred shares, issued and outstanding. Therefore, Mr. Chow controls 76.98% of the voting power of our shareholders. As such, Mr. Chow has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

If Mr. Chow sells all of the shares being offered, pursuant to the offering by the Company herein, then he will be able to control approximately 76.72% of the voting power of the Company, which still constitutes controlling interest of the Company.

Business Development

We have generated $1,288 of revenues from a client and have accumulated losses in the amount of $20,789 for the period from our date of incorporation to December 31, 2024. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Since the date of incorporation, our efforts had been devoted primarily to development activities, which include the following:

1.	Formation of the Company;

2.	Developing our services

3.	Actively securing clients to use our services

On June 5, 2024, our Hong Kong subsidiary Hamco Creek entered into a service agreement with a client in Hong Kong. The client is considering to enter into the Hong Kong market to develop a franchise business.

Plan of Operations

Over the course of the 12 months following this offering we plan to spend a substantial portion of our effort on executing the following key operational objectives:

1.	Client Engagement and Acquisition: Implement targeted marketing campaigns and strategic alliances initiatives to attract and acquire new clients;

2.	Global Expansion Planning: Conduct market research and feasibility studies to identify potential markets for international expansion and develop a comprehensive strategy for entering new geographic regions.; and

3.	Team Development: Establish a team and invest in the professional development of our team members through training programs, skill-building workshops, and mentorship opportunities. In addition, we are committed to attracting top-tier talent in various domains relevant to franchise development to our team.

Distribution Methods of Our Services

We are providing our services based in Hong Kong presently. We employ a variety of distribution methods to deliver our services effectively:

●	Direct Client Engagement: Engages directly with clients through in-person consultations, virtual meetings, and digital communication channels, ensuring personalized and responsive service delivery.

●	Strategic Partnerships: Collaborate with industry associations, professional networks, and service providers to extend our reach and enhance our service offerings, leveraging their experience and resources to deliver comprehensive solutions to our clients.

●	Referral Programs: Incentivize strategic partners, shareholders, officers, and employees to refer new clients to us through referral programs, fostering organic growth and expanding our client base through trusted relationships and recommendations. The amount of referral fee payable by us to any of these parties is determined on a negotiated basis.

Competitive Business Conditions and the Issuer’s Competitive Position

We have not yet obtained market research conducted by independent and qualified professionals to indicate that demand exists for the type of services we intend to offer. We also have no access to information as to the number of franchise development companies in Hong Kong that are providing services similar to those we are contemplating. However, we are aware that we compete in the franchise development industry and some of our competitors have significantly greater financial, marketing, personnel and other resources than we do, and many of them are well established. In addition, many of our competitors have name recognition globally or in some of the local markets in which we intend to enter.

Hamco Creek operates in a competitive landscape but distinguishes our-self through personalized approach, flexibility and adaptable, industry knowledge, and commitment to client success. Hamco Creek aims to maintains in a strong competitive position by continuously adapting to market trends and focusing on delivering value-added services and meeting client’s need,

There are several key factors that help the Company differentiate itself from competitors, all of which will help the Company succeed in the competitive landscape.

●	Current Client Base in Hong Kong: The company currently provides services to clients based in Hong Kong, offering comprehensive consulting service across all stages of franchise development. Our services include franchise development, marketing and sales, operations support, legal compliance, international expansion, and software solutions—all delivered at competitive prices. This broad service and yet flexible offering enable us to provide tailored solutions that align precisely with the needs and preferences of our local clients, setting us apart.

●	Global Vision and Brand Globalization: With a forward-looking perspective on global brand expansion, we realized the vast potential of Asian brands on the international stage. Our research capabilities enable us to identify emerging market trends and capitalize on opportunities for brand globalization. The company leverage strategic partnerships to support market entry and expansion initiatives. Through market analysis and strategic alliances, the company, seeks to unlock growth opportunities for Hong Kong or Asian brands in global markets, driving value creation and sustainable success.

Start-Up Capital

The Company is not raising any further funds to obtain any additional start-up capital.

Employees

As of date of this prospectus, we did not have any employees.

Intellectual Property

The Company does not own or license any intellectual property.

Properties, Trademark, Plants and Equipment

The Company does not own properties, trademark, plants and Equipment.

REGULATIONS

HONG KONG REGULATIONS

Hong Kong Laws and Regulations relating to Business Registration

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) (“BRO”)

The BRO requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business within one month after the commencement of business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and imprisonment for one year. For the year ended June 30, 2024 and as of the date of this prospectus, our operating subsidiary has obtained such business registration certificate.

Hong Kong Laws and Regulations relating to Employment and Labor Protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”)

The EO is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the Employment Ordinance, an employee is generally entitled to, among other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”)

The MPFSO is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes (each, a “MPF Scheme”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the commits a criminal offense and is liable on conviction to a fine and imprisonment. As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”)

The ECO is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed. Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (“MWO”)

The MWO provides for a prescribed minimum hourly wage rate (currently at HK$40 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance.

Any provision of the employment contract that purports to extinguish or reduce the right, benefit, or protection conferred on the employee by the MWO is void.

Regulations and Notices Related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect to capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax, which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies, and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance, the Hong Kong stamp duty currently charged at the ad valorem rate of 0.13% on the higher of the consideration for or the market value of the shares will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Regulations Related to Intellectual Property

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong)

The Copyright Ordinance protects recognized categories of literary, dramatic, musical and artistic work, as well as sound recordings, films, broadcasts and cable programs, and typographical arrangement of published editions. Certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner would constitute “primary infringement” of copyright which does not require knowledge of infringement.

In addition, a person may incur civil liability for “secondary infringement” under the Copyright Ordinance if that person possess, sells, lets for hire, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of the work for the purposes of or in the course of any trade or business without the consent of the copyright owner. However, the person will only be liable if, at the time he committed the act, he knew or had reason to believe that he was dealing with infringing copies.

Under section 118 of the Copyright Ordinance, a person commits a criminal offence if he, without the consent of the copyright owner of a copyright work, makes for sale or hire an infringing copy of the work or possess an infringing copy of the work with a view to its being, among others, sold or let for hire by any person for the purpose of or in the course of that trade or business.

Under section 119A of the Copyright Ordinance, there is a provision against copying service business which imposes criminal liability when a person, for the purpose of or in the course of a copying service business, possess a reprographic copy of a copyright work as published in a book, magazine or periodical, being a copy that is an infringing copy of the copyright work. It is a defense for the person charged to prove that he did not know and had no reason to believe that the copy of a copyright work in question was an infringing copy of the copyright law.

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong)

The Trade Marks Ordinance provides for the registration, use and protection of trademarks. Under section 18 of the Trade Marks Ordinance, it is provided that a person infringes a registered trademark if the person uses in the course of trade or business a sign which is:

(a)	identical to the trademark in relation to goods or services which are identical to those for which it is registered;

(b)	identical to the trademark in relation to goods or services which are similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public;

(c)	similar to the trademark in relation to goods or services which are identical or similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; or

(d)	identical or similar mark in relation to goods or services which are not identical or similar to those for which the trademark is registered; the trademark is entitled to protection under the Paris Convention as a well-known trademark; and the use of the sign, being without due cause, takes unfair advantage of, or is detrimental to, the distinctive character or repute of a trademark.

A person shall be treated as a party to any use of the material which infringes the registered trademark if he:

(a)	applies or causes to be applied a registered trademark or a sign similar to a registered trademark to material which is intended to be used for labelling or packaging goods; as a business paper; or for advertising goods or services; and

(b)	at the time the trademark or sign was applied to the material, he knew or had reason to believe that its application to the material was not authorized by the owner of the registered trademark or by a licensee.

Trademarks registered in other countries or regions are not automatically entitled to protection in Hong Kong unless they are also registered under the Trade Marks Ordinance. Nevertheless, trademarks which are not registered under the Trade Marks Ordinance may still obtain protection by the common law action of passing off, which requires proof of the owner’s reputation in the unregistered trademark and that use of the trademark by third parties will cause damages to the owner.

Regulations Related to Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

Regulations Related to the China’s Enterprises Income Tax Law

On March 16, 2007, the National People’s Congress of the PRC enacted an Enterprise Income Tax Law (“EIT Law”), under which Foreign Investment Enterprises (“FIEs”) and domestic companies would be subject to EIT at a uniform rate of 25%. The EIT law became effective on January 1, 2008.

The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The implementing Rules of the EIT Law merely define the location of the “de facto management body” as “the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located.” Based on a review of surrounding facts and circumstances, we do not believe that it is likely that our operations outside of the PRC should be considered a resident enterprise for PRC tax purposes.

The EIT Law also imposes a withholding income tax of 10% on dividends distributed by a FIE to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. The BVI, where the Company incorporated, does not have such tax treaty with China. According to the arrangement between the Mainland China and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion in August 2006, dividends paid by an FIE in China to its immediate holding company in Hong Kong will be subject to withholding tax at a rate of no more than 5% (if the foreign investor owns directly at least 25% of the shares of the FIE).The Company did not record any dividend withholding tax, as it has no retained earnings for any of the periods presented.

Hong Kong Laws and Regulations relating to Protection of Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”)

The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 – purpose and manner of collection of personal data;

●	Principle 2 – accuracy and duration of retention of personal data;

●	Principle 3 – use of personal data;

●	Principle 4 – security of personal data;

●	Principle 5 – information to be generally available; and

●	Principle 6 – access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data indirect marketing activities, non- compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

Data Protection Act, 2021 of the BVI

BVI Data Protection Laws

We have certain data protection duties under the BVI Data Protection Act, 2021 (the “DPA”).

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment you will be required to provide us with certain personal information which constitutes personal data within the meaning of the DPA.

Investor Data

We will collect, process, use, disclose, retain and secure personal data only to the extent necessary and for lawful purposes to the extent legitimately required to conduct our activities of on an ongoing basis, in order to protect the vital interests of shareholders, as data subjects, for the administration of justice or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate shareholder (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transmit the content of this privacy notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory, tax and governmental authorities. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the BVI or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the BVI shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

You have the right to request access to, and correction of, your personal data which we hold which can be exercised by contacting the Company as set out below.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at www.hamcoventures.com or through phone number +852-3511-6108.

People’s Republic of China (“PRC”) Regulations

As of the date of this prospectus, the Company and its Hong Kong subsidiary, (1) are not required to obtain permissions or approvals from any PRC national authorities to operate their businesses or to issue the Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our operations. If PRC authorities reinterpret PRC laws to apply to Hong Kong companies, we may become subject to the laws and regulations of China governing businesses in general, including labor, occupational safety and health, contracts, tort and intellectual property.

If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares.

PRC Regulations on Tax

Enterprise Income Tax

The Enterprise Income Tax Law of the People’s Republic of China (the “EIT Law”) was promulgated by the Standing Committee of the National People’s Congress on March 16, 2018, and was most recently amended and effective on December 29, 2018. The Implementation Rules of the EIT Law (the “Implementation Rules”) were promulgated by the State Council on December 6, 2007 and was most recently amended and effective on April 23, 2019. According to the EIT Law and the Implementation Rules, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises shall pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC shall pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non- resident enterprises whose incomes having no substantial connection with their institutions in the PRC, shall pay enterprise income tax on their incomes obtained in the PRC at a reduced rate of 10%.

The Arrangement between the PRC and Hong Kong Special Administrative Region for the Avoidance of Double Taxation the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) was promulgated by the State Administration of Taxation (“SAT”) on August 21, 2006 and came into effect on December 8, 2006. According to the Arrangement, a company incorporated in Hong Kong will be subject to withholding tax at the lower rate of 5% on dividends it receives from a company incorporated in the PRC if it holds a 25% interest or more in the PRC company. The Notice on the Understanding and Identification of the Beneficial Owners in the Tax Treaty (the “Notice”) was promulgated by SAT and became effective on October 27, 2009. According to the Notice, a beneficial ownership analysis will be used based on a substance-over-form principle to determine whether or not to grant tax treaty benefits.

In April 2009, the Ministry of Finance, or MOF, and SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or Circular 59. In December 2009, SAT issued the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698. Both Circular 59 and Circular 698 became effective retroactively as of January 2008. In February 2011, SAT issued the Notice on Several Issues Regarding the Income Tax of Non- PRC Resident Enterprises, or SAT Circular 24, effective April 2011. By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non- resident enterprise.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT issued a Notice Concerning Withholding Income Tax of Non-Resident Enterprise, or SAT Notice No. 37, which abolishes Circular 698 and certain provisions of Circular 7. SAT Notice No. 37 reduces the burden of the withholding obligator, such as revocation of contract filing requirements and tax liquidation procedures, strengthens the cooperation of tax authorities in different places, and clarifies the calculation of tax payable and mechanism of foreign exchange. The Company conducts its operations in Hong Kong through its operating subsidiary Hamco Creek and management believes it is not subject to the PRC regulations on Enterprise Income Tax.

Dividend Withholding Tax

The National People’s Congress enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential withholding arrangement. According to the Notice of the SAT on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement. The Company conducts its operations in Hong Kong through its operating subsidiary Hamco Creek and management believes it is not subject to the PRC regulations on dividend withholding tax.

PRC Laws and Regulations on Employment and Social Welfare

Labor Law of the PRC

Pursuant to the Labor Law of the PRC, which was promulgated by the Standing Committee of the NPC on July 5, 1994 with an effective date of January 1, 1995 and was last amended on December 29, 2018 and the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, became effective on January 1, 2008 and was last amended on December 28, 2012, with the amendments coming into effect on July 1, 2013, enterprises and institutions shall ensure the safety and hygiene of a workplace, strictly comply with applicable rules and standards on workplace safety and hygiene in China, and educate employees on such rules and standards. Furthermore, employers and employees shall enter into written employment contracts to establish their employment relationships. Employers are required to inform their employees about their job responsibilities, working conditions, occupational hazards, remuneration and other matters with which the employees may be concerned. Employers shall pay remuneration to employees on time and in full accordance with the commitments set forth in their employment contracts and with the relevant PRC laws and regulations. Our Hong Kong subsidiary currently does not comply with PRC laws and regulations, but complies with Hong Kong laws and regulations.

Social Insurance and Housing Fund

Pursuant to the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on October 28, 2010 with an effective date of July 1, 2011 and was last amended on December 29, 2018, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance. Our Hong Kong subsidiary has not deposited the social insurance fees in full for all the employees in compliance with the relevant regulations. We may be ordered by the social security premium collection agency to make or supplement contributions within a stipulated period, and shall be subject to a late payment fine computed from the due date at the rate of 0.05% per day; where payment is not made within the stipulated period, the relevant administrative authorities shall impose a fine ranging from one to three times the amount of the amount in arrears. Our Hong Kong subsidiary has not deposited the social insurance fees as required by relevant regulations.

In accordance with the Regulations on Management of Housing Provident Fund, which were promulgated by the State Council on April 3, 1999 and last amended on March 24, 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time. Our subsidiary has not registered at the designated administrative centers nor opened bank accounts for depositing employees’ housing funds. It also has not deposited employees’ housing funds. Our subsidiary may be ordered by the housing provident fund management center to complete the registration formalities, open bank accounts, make the payment and deposit within a prescribed time limit if they become subject to PRC laws. Failing to register or open bank accounts at the expiration of the time limit could result in fines of not less than 10,000 yuan nor more than 50,000 yuan. And an application may be made to a people’s court for compulsory enforcement if payment and deposit has not been made after the expiration of the time limit.

PRC Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

The principal regulation governing foreign currency exchange in the PRC is the Administrative Regulations of the PRC on Foreign Exchange (the “Foreign Exchange Regulations”), which were promulgated on January 29, 1996, became effective on April 1, 1996 and were last amended on August 5, 2008. Under these rules, Renminbi is generally freely convertible for payments of current account items, such as trade- and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans unless prior approval by competent authorities for the administration of foreign exchange is obtained. Under the Foreign Exchange Regulations, foreign-invested enterprises in the PRC may purchase foreign exchange without the approval of SAFE to pay dividends by providing certain evidentiary documents, including board resolutions, tax certificates, or for trade- and services-related foreign exchange transactions, by providing commercial documents evidencing such transactions.

Circular No. 37 and Circular No. 13

Circular 37 was released by SAFE on July 4, 2014 and abolished Circular 75 which had been in effect since November 1, 2005. Pursuant to Circular 37, a PRC resident should apply to SAFE for foreign exchange registration of overseas investments before it makes any capital contribution to a special purpose vehicle, or SPV, using his or her legitimate domestic or offshore assets or interests. SPVs are offshore enterprises directly established or indirectly controlled by domestic residents for the purpose of investment and financing by utilizing domestic or offshore assets or interests they legally hold. Following any significant change in a registered offshore SPV, such as capital increase, reduction, equity transfer or swap, consolidation or division involving domestic resident individuals, the domestic individuals shall amend the registration with SAFE. Where an SPV intends to repatriate funds raised after completion of offshore financing to the PRC, it shall comply with relevant PRC regulations on foreign investment and foreign debt management. A foreign-invested enterprise established through return investment shall complete relevant foreign exchange registration formalities in accordance with the prevailing foreign exchange administration regulations on foreign direct investment and truthfully disclose information on the actual controller of its shareholders.

If any shareholder who is a PRC resident (as determined by the Circular No. 37) holds any interest in an offshore SPV and fails to fulfil the required foreign exchange registration with the local SAFE branches, the PRC subsidiaries of that offshore SPV may be prohibited from distributing their profits and dividends to their offshore parent company or from carrying out other subsequent cross-border foreign exchange activities. The offshore SPV may also be restricted in its ability to contribute additional capital to its PRC subsidiaries. Where a domestic resident fails to complete relevant foreign exchange registration as required, fails to truthfully disclose information on the actual controller of the enterprise involved in the return investment or otherwise makes false statements, the foreign exchange control authority may order them to take remedial actions, issue a warning, and impose a fine of less than RMB 300,000 on an institution or less than RMB 50,000 on an individual.

Circular 13 was issued by SAFE on February 13, 2015 and became effective on June 1, 2015. Pursuant to Circular 13, a domestic resident who makes a capital contribution to an SPV using his or her legitimate domestic or offshore assets or interests is no longer required to apply to SAFE for foreign exchange registration of his or her overseas investments. Instead, he or she shall register with a bank in the place where the assets or interests of the domestic enterprise in which he or she has interests are located if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate domestic assets or interests; or he or she shall register with a local bank at his or her permanent residence if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate offshore assets or interests.

We cannot assure that our PRC beneficial shareholders have completed registrations in accordance with Circular 37.

Regulations Relating to Overseas Listings

On December 24, 2021, the CSRC issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Draft Administration Provisions”), and the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Draft Filing Measures”), of which the public comment period ended on January 23, 2022, The Draft Administration Provisions and the Draft Filing Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

On February 17, 2023, the CSRC issued the Trial Administrative Measures, which will become effective on March 31, 2023. On the same date of the issuance of the Trial Administrative Measures, the CSRC circulated No. 1 to No.5 Supporting Guidance Rules, the Notes on the Trial Administrative Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice. The Trial Administrative Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Administration Provisions and the Draft Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies. Under the Trial Administrative Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Administrative Measures within three working days following its submission of initial public offerings or listing application. The Company conducts its operations in Hong Kong through its operating subsidiary Hamco Creek and management believes it is not subject to the PRC regulations on overseas listing.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our director and executive officer as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title

Chun Leung Chow, (Eddy)	60	Chief Executive Officer, Chief Financial Officer, Director
Christine Ju	56	Chief Operating Officer

The following is a brief biography of our executive officers and directors:

Chun Leung Chow, (Eddy), Chief Executive Officer, Chief Financial Officer, Director

Mr. Chow was appointed as director and served as Chief Executive Officer and Chief Financial Officer since inception on Feb 7, 2024 and currently also service as a director for Homaer Asset Management Master Fund SPC a PE investment fund, Hamco Services Limited an advisory firm and HK Heshu Company Limited a consumer products B2C e-commerce company. Mr. Chow has over 37 years of experience in the finance, investment, and consulting businesses of which he spent the last 27 years in Asia. In 2022, Mr. Chow lead the investment onto a package of small franchise where he gained the experience of analyzing, identifying strength and weakness of franchise companies and insight of the industry.

In 2021 Mr. Chow co-founded Hamco Capital Limited, a private equity management company; in 2019 he co-founded Homaer Asset Management, a private equity management company and in 2010 he co-founded Apices Partners Limited, a private equity and advisory company with the focus on SME in the consumption and TMT sectors in China and China related market. From 1997 to 2009, Mr. Chow served as an Executive Director for Goldman Sachs in Hong Kong, where he provided leadership to the private finance, structuring, and sales and distribution businesses. Mr. Chow also established and lead the Private Sourcing Group for Goldman Sachs with the responsibility of serving midcap consumer stable companies i.e. food processing, catering, logistic etc. Prior to joining Goldman Sachs, Mr. Chow worked for Lehman Brothers in New York for five years and for IBM in New York for five years

Mr. Chow holds an MBA from New York University and a BS from Polytechnic University in New York. He is a US citizen and currently resides in Hong Kong.

Christie Ju, Chief Operating Officer, Director

Ms. Ju was appointed as Director and Chief Operating Officer in February 3, 2025. She brings over 30 years of distinguished experience in the global hospitality industry, Quick Service Restaurant (QSR) brand and franchise business, investment banking, management consulting, and as a seasoned investor in both private and public markets. Ms. Ju is renowned for her strategic leadership in corporate strategy, finance, investment, planning, and business operations.

Ms. Ju served as Senior Vice President at Shangri-La Group, a leading operator of a luxury hospitality conglomerate with a portfolio of over 100 hotels worldwide. She was also Vice President at Yum China, the largest fast-food chain in China which owns KFC, Pizza Hut, and Taco Bell brands and franchise business. Previously, Ms. Ju held the position of Head of Greater China Equities at Jefferies, where she pioneered the expansion of research and cash equity business in the Greater China region. Before that, she was Managing Director and Head of HK/China Research at BoA Merrill Lynch, and a Senior Research Analyst at JPMorgan in Asia, providing expert equity research and shaping investment strategies across Asian markets. Ms. Ju started her career in North America as a Principal at Brown Simpon, a New York based private equity firm, managing investment portfolios and strategic decisions. Earlier, she served as a Management Consultant at McKinsey & Company Toronto and New York offices, delivering high-impact consulting services across various industries.

Ms. Ju holds an MBA from the Kellogg School of Management, Northwestern University, and an M.S. from the University of Rochester.

Terms of Directors and Officers

The directors of the Company may be elected by a resolution of our board of directors, or by an ordinary resolution of our shareholders. The directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his office by notice in writing to the company, or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our directors resolve that his office be vacated, or (v) is removed from office by ordinary resolution, or pursuant to any other provisions of our articles of association

A director is not required to hold any shares in our company to qualify to serve as a director. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company is required to declare the nature of his interest at a meeting of our directors. A director may vote with respect to any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or transaction is considered. Our directors may exercise all the powers of our company to borrow money, mortgage or charge its undertaking, property and uncalled capital and to issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our articles of association.

Our Board of Directors, which has no independent members, acts as the compensation committee for the Company and determines the compensation and benefits of our executive officers, will administer our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that an executive officer on the board may have influence over his or her personal compensation and may obtain benefits levels that may not be commensurate with our financial performance.

Family Relationships

There are no family relationships among our directors or executive officers and the Company.

Legal Proceedings

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our current directors, executive officers, promoters, control persons, or nominees has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Business Conduct and Ethics

The Company has not adopted a Code of Business Conduct and Ethics.

Committees of the Board of Directors

The Company does not currently have, and does not currently intend to establish, any committees of the Board of Directors.

Duties of Directors

Under the laws of the BVI, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our Memorandum and Articles of Association or the BVI Act.

A director may, subject to the Memorandum and Articles of Association or the rules and regulations of OTC Markets, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Employment Agreement with our Executive Officer

We currently do not have any employment or consulting agreements with any executive officers or directors.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined under Rule 3b-4(c) of the Exchange Act. As a result, we are exempt from some of the requirements under the Exchange Act applicable to domestic issuers, and in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), but we are required to comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Compensation of Directors and Executive Officers

No executive compensation was paid during the period from the date of incorporation to the period ended December 31, 2024. Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of December, 2024, we had no outstanding equity awards.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our Shares by each executive officer and director, by each person known by us to beneficially own more than 5% of our Ordinary Shares and by the executive officers and directors as a group. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase our Ordinary Shares.

All of our shareholders, including the shareholders listed below, have the same voting rights attached to their Shares. None of our principal shareholders or our director and executive officers have different or special voting rights with respect to their Ordinary Shares. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 205,100,000 Ordinary Shares issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our Ordinary Shares.

On May 29, 2024, the Company issued 38,090,000 Preferred shares to Chun Leung Chow, (Eddy), one preferred share has 10 voting right and no economic interest of the company. As of the date of this filing, that represents 100% of the class of Preferred shares issued and outstanding.

Title	Name of Beneficial Owner	Ordinary Shares Beneficially Owned Prior to this Offering	Percent of Ordinary Class	Preferred Shares Beneficially Owned Prior to this Offering	Percent of Preferred Class	Precent of Voting right
Chief Executive Officer, Chief Financial Officer, Director	Chun Leung Chow,(Eddy)	68,314,280	33.308%	38,909,000	100%	76.979%
Chief Operating Officer, Director	Christie Ju	0	0%	0	0%	0%
Other 5% Beneficial Owners	Li Tao	60,000,000	29.254%	0	0%	10.098%
	Yi Jin	35,928,000	17.517%	0	0%	6.047%
	Huan Fan	35,357,720	17.239%	0	0%	5.951%

As of the date of this prospectus, none of our outstanding Ordinary Shares and Preferred Shares are held by record holders in the United States. We are not aware of any arrangement that may result in a change of control of the Company at a subsequent date.

RELATED PARTY TRANSACTIONS

During the period from incorporation until the date of this prospectus, there have been no transactions to which the Company was a party in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest is. As of December 31, 2024, there is an amount of US$5,126 due to our Director Mr. Chun Leung Chow (Eddy). The nature of the amount due is related to Company’s initial formation cost and there is no interest rate charges nor due date for the amount.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our Memorandum and Articles of Association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our Memorandum and Articles of Association, copies of which are filed with the SEC as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Memorandum” and the “Articles”).

Our authorized capital stocks consist of 900,000,000 shares of Ordinary Share at a par value of US$0.00001 and 900,000,00 shares of preferred shares at no par value.

Ordinary Shares.

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates evidencing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their Ordinary Shares. At the completion of this offering, there will be 206,100,000 Ordinary Shares issued and outstanding, assuming no exercise of their over-allotment option by the underwriters.

Preferred Shares

As of the date of this prospectus there are 38,090,000 Preferred Shares issued and outstanding,

Distributions

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Act. The holders of our Preferred Shares are not entitled to any dividends.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of the shareholders entitled to vote on such action and may be effected by a resolution in writing. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share and ten vote for each Preferred share which such shareholder holds.

Qualification

There is currently no shareholding qualification for directors.

Protection of minority shareholders

The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s memorandum and articles of association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to the laws of the BVI and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new Ordinary Shares under either the laws of the BVI or our Memorandum and Articles of Association.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares. If our board of directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of the Ordinary Shares unless the person transferring the Ordinary Shares has failed to pay any amount due in respect of any of those shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation

The BVI court has authority under the Insolvency Act of the BVI to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

A BVI company may enter into voluntary liquidation under the BVI Act if it has no liabilities or is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued shares have been fully paid in accordance with the terms of its issuance and subscription, the board of directors shall not have the right to make calls on such fully paid shares and such fully paid shares shall not be subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

All or any of the special rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued Shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our board of directors:

●	amend our Memorandum and Articles of Association to increase or decrease the maximum number of shares we are authorized to issue;

●	subject to our Memorandum and Articles of Association, sub-divide our authorized and issued shares into a larger number of shares than our existing number of shares; and

●	subject to our Memorandum and Articles of Association, consolidate our authorized and issued shares into a smaller number of shares.

Untraceable shareholders

Our Memorandum and Articles of Association do not contain any provisions that entitle us to sell the shares of a shareholder who is untraceable.

Inspection of books and records

Under the laws of BVI, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members (shareholders) and of those classes of members (shareholders) of which he or she is a member (shareholder), and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued Ordinary Shares and Preferred Shares from authorized but unissued Preferred Shares, to the extent available, from time to time as our board of directors shall determine.

Meetings of Members.

We must provide written notice of all meetings of shareholders, stating the time, date and place and, in the case of a special meeting of shareholders, the purpose or purposes thereof, at least seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a special meeting upon the written request of shareholders holding 30% or more of the voting rights in respect of the matter for which the meeting is requested. In addition, our board of directors may call a special meeting of shareholders on its own motion. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the issued Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the shareholders present shall choose a shareholder to chair the meeting of shareholders. If their shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Certain BVI Company Considerations.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and, for illustrative purposes only, the Delaware General Corporation Law (the “DGCL”), which are applicable to us and the companies incorporated in the state of Delaware and their shareholders.

Mergers and similar arrangements

Under the BVI Act, two or more BVI companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent BVI company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders and the outstanding shares of every class of shares that are entitled to vote on the merger as a class if the memorandum or articles so provide, or if the plan of merger contains any provisions that, if contained in a proposed amendment to the memorandum or articles, would entitle the class to vote on the proposed amendment as a class.. One or more BVI companies may also merge or consolidate with one or more companies incorporated under the laws of jurisdictions outside the BVI, if the merger or consolidation is permitted by the laws of the jurisdictions in which the companies incorporated outside the BVI are incorporated. In respect of such a merger or consolidation a BVI company is required to comply with the provisions of the BVI Act and a company incorporated outside the BVI is required to comply with the laws of its jurisdiction of incorporation.

Shareholders of BVI companies not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum association or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Under Delaware law each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding stock entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation.

Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Shareholders’ suits

The BVI Act provides for remedies which may be available to shareholders. Where a company incorporated under the BVI Act or any of its directors engages in, or proposes to engage in, conduct that contravenes the BVI Act or the company’s memorandum and articles of association, the BVI courts can issue a restraining or compliance order. Shareholders cannot also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies has also been incorporated into the BVI Act: where a shareholder of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the court for an order based on such conduct.

Any shareholder of a company may apply to court for the appointment of a liquidator of the company and the court may appoint a liquidator of the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation, if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and (e) an arrangement, if permitted by the court.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of directors, officers and any other person, except to the extent any such provision may be held by the court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime.) provided that the indemnified person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

BVI law provides that every director of a BVI company in exercising his powers or performing his duties shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, BVI law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes BVI law or the memorandum association or articles of association of the company.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by written consent

Our Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a resolution approved at a duly convened and constituted meeting of shareholders by the affirmative vote of a simple majority of the votes of those shareholders entitled to vote thereon which were present at the meeting and voting on the resolution; or a resolution consented to in writing by all of the shareholders entitled to vote thereon.

Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder proposals

BVI law and our Memorandum and Articles of Association provide that our directors shall convene a meeting of the shareholders if requested in writing to do so by shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.

Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative voting

There are no prohibitions to cumulative voting under the laws of the BVI, but our Memorandum and Articles of Association do not provide for cumulative voting.

Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.

Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Our Articles provides that a director may be removed from office by a resolution of shareholders (with or without cause) or by resolution of directors (with cause). A resolution for the removal of a director may only be passed at a meeting called for the purpose of removing the director or for purposes including the removal of the director.

Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with interested shareholders

The DGCL contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

BVI law has no comparable provision. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. Although BVI law does not regulate transactions between a company and its significant shareholders, it does provide that transactions by the Company must be entered into bona fide in the best interests of the company and not with the effect of oppressing or constituting a fraud on the minority shareholders.

Dissolution; Winding Up

As permitted by BVI law and our Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors or resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and value of the Company’s assets equals or exceeds its liabilities.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued shares of that class.

Amendment of governing documents

As permitted by BVI law and under our Memorandum and Articles of Association, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transfer Agent and Registrar

Our transfer agent and registrar is VStock Transfer. Their address is 18 Lafayette Pl., Woodmere, NY 11598. Their telephone number is (212) 828-8436.

History of Securities Issuances

The following is a summary of our securities issuances since our incorporation:

On February 7, 2024, the Company issued 105,500,000 Ordinary Share of which 34,285,710 shares were issued to the Company’s founder, Chun Leung Chow, (Eddy) and 71,214,290 shares were issued to Li Tao, Jin Yi, Fan Huan and Dong Sun at $0.00001 per share.

On May 29, 2024, the Company sold 99,600,000 shares of its Ordinary Shares. 34,038,570 shares were sold to the Company’s founder and 68,314,280 shares to other 3 existing shareholders of the Company at $0.00125 per share.

On May 29, 2024, the Company issued 38,090,000 shares of Preferred Shares to Chun Leung Chow, (Eddy).

We believe that each of the above-referenced issuances were exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act, or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of Ordinary Shares.

The Company has not granted any options to purchase our ordinary shares.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the closing of this offering, we will have 207,100,000 outstanding Ordinary Shares. Of that amount, up to 2,000,000 Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares issued and outstanding prior to this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

●	we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three month period only that number of securities that does not exceed the greater of the following:

●	1% of the number of Ordinary Shares then outstanding, which will equal approximately 2,071,000 Ordinary Shares immediately after the closing of this offering based on the number of Ordinary Shares outstanding as of the date of this prospectus; or

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

TAXATION

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

BVI Taxation

We are not liable to pay any form of taxation in the BVI and all dividends, interests, rents, royalties, compensations and other amounts paid by us to persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of ours by persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the BVI with respect to any shares, debt obligation or other securities of ours.

Subject to the payment of stamp duty on the acquisition of property in the BVI by us (and in respect of certain transactions in respect of the shares, debt obligations or other securities of BVI incorporated companies owning land in the BVI), all instruments relating to transfers of property to or by us and all instruments relating to transactions in respect of the shares, debt obligations or other securities of ours and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to us or our shareholders.

Hong Kong Profits Taxation

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our Ordinary Shares pursuant to this offering and hold such Ordinary Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering), marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratable over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us in respect to our shares to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the BVI with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions in respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the BVI, except for those which hold interests in land in the BVI. There are currently no withholding taxes or exchange control regulations in the BVI applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in BVI will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains in respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

PLAN OF DISTRIBUTION

This is a self-underwritten best-efforts offering. This prospectus is part of a Registration Statement that permits our shareholders, officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our shareholders, officers and directors will personally contact friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our shareholders, officers and directors. We may also offer our Ordinary Shares through FINRA licensed brokers, dealers or agents, although we have no current plans or arrangements to do so.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4- 1 under the Exchange Act. Our officers and directors will not register as a broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4- 1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.	None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act;

b.	None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in our Ordinary Shares;

c.	None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our officers or directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4- 1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4- 1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

●	Execute and deliver a subscription agreement; and

●	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) HAMCO Ventures Limited, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of Ordinary Shares purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this Registration Statement, we are required to comply with Regulation M. In general, Regulation M precludes the selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus.

Selling Restrictions

Canada

Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of our securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Ordinary Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Ordinary Shares. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Australia

This document:

●	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”);

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of the securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities, you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

New Zealand

The ordinary shares offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

(a)	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money; or

(b)	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public; or

(c)	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

(d)	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

BVI

We are not licensed to conduct investment business in the BVI by the BVI Financial Services Commission and this prospectus does not constitute an offer to members of the public of our Ordinary Shares, whether by way of sale or subscription, in the BVI. Our Ordinary Shares have not been offered or sold, will not be offered or sold and no invitation to subscribe for our Ordinary Shares will be made, directly or indirectly, to members of the public in the BVI.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred in connection with the sale of Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC and the OTC Markets Listing Fee, all amounts are estimates.

SEC registration fee	76.65
OTC Markets Listing Fee	5,000
Printing and engraving expenses	4,500
Legal fees and expenses	45,000
Accounting fees and expenses	20,000
Transfer agent and registrar fee and expenses	2,000
Miscellaneous expenses	5,000
Total	81,576.65

LEGAL MATTERS

The validity of our Ordinary Shares and certain other matters of BVI law will be passed upon for us by Appleby. We are being represented by Patrizio & O’Leary LLP with respect to certain legal matters of U.S. federal securities laws in connection with this offering. Legal matters as to PRC laws are passed upon for us by Merits & Tree Law Offices.

EXPERTS

The consolidated financial statements as of June 30, 2024 included in this prospectus have been so included in reliance upon the report of TAAD LLP an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. Mr. Chun Leung Chow (Eddy) is a US citizen and currently a Hong Kong resident.

The Company has appointed Interstate Agent Services LLC as the Company’s agent to receive service of process with respect to any action brought against the Company in the United States in connection with this offering under the federal securities laws of the United States or the securities laws of any State in the United States.

BVI Enforceability

We believe that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Anti-Money Laundering

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company is required to adopt and maintain anti-money laundering procedures, and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

Hong Kong

We believe that (1) it would be highly unlikely that the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (2) there is uncertainty as to whether the courts of Hong Kong would entertain original actions brought in Hong Kong against the Company or its directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. Such statements, reports and information will also be available on our website at http://www.hamcoventures.com. The information on those websites is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

HAMCO VENTURES LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Hamco Ventures Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Hamco Venture Limited (the Company) as of June 30, 2024, and the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows from February 7, 2024 (inception) through the period ended June 30, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024, and the results of its operations and its cash flows for the period from February 7, 2024 (inception) to June 30, 2024 is in conformity with accounting principles generally accepted in the United States of America,

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit and negative cash flows from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2024.

Diamond Bar, CA

December 12, 2024, except for Note 3, as to which the date is February 21, 2025, and Note 2 and 6, as to which the date is June 4, 2025

HAMCO VENTURES LIMITED AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(In U.S. Dollars, except share data or otherwise stated)

As of June 30, 2024
ASSETS:
Current assets:
Cash	$120,121
Account receivable	1,024
Subscription Receivable	1,056
Deferred offering costs	15,000
Total current assets	137,201

Total Assets	$137,201
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts Payable	$15,001
Amount due to a Director	5,126

Total Current Liabilities	$20,127

Total Liabilities	$20,127

Commitments and contingencies	-

SHAREHOLDERS’ EQUITY
Preferred shares, no par value; 900,000,000 shares authorized; 38,090,000 shares issued and outstanding as of June 30, 2024
Ordinary shares, $0.00001 par value; 900,000,000 shares authorized; 205,100,000 shares issued and outstanding as of June 30, 2024	$2,051
Additional paid-in Capital	123,505
Accumulated deficit	(8,482)

Total Shareholders’ Equity	$117,074

Total Liabilities and Shareholders’ Equity	$137,201

See accompanying notes to the consolidated financial statements.

HAMCO VENTURES LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

From February 7, 2024 (inception) to
June 30, 2024
Service income	$1,280

General and administrative expenses	$(9,762)

Loss before tax	$(8,482)

Tax expense	$-

Net loss	$(8,482)

Weighted average shares outstanding, basic and diluted	127,480,690 *

Basic and diluted net loss per ordinary share	$(0.00)

*Restated see Note 3

See accompanying notes to the consolidated financial statements.

HAMCO VENTURES LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS

(In U.S. Dollars, except share data or otherwise stated)

	Preferred Shares		Ordinary Shares		Additional paid-in capital
	Shares	Amount	Shares	Amount	Preferred shares	Ordinary shares	Accumulated deficit	Total shareholders’ equity
Balance as of February 7, 2024 (inception)	-	$-	-	$-	$-	$-	$-	$-
Shares issued for cash
Founders - Preferred shares	38,090,000	-	-	-	1	-	-	1
Founders – Ordinary shares	—	-	68,314,280	683	-	42,195	-	42,878
Third Party – Ordinary shares	—	-	136,785,720	1,368	-	81,309	-	82,677
Net loss	—	-	-	-	-	-	(8,482)	(8,482)
Balance as of June 30, 2024	38,090,000	$-	205,100,000	$2,051	$1	$123,504	$(8,482)	$117,074

See accompany notes to the consolidated financial statements.

HAMCO VENTURES LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

From February 7, 2024 (inception) to
June 30, 2024 (Restated)
Cash flows from operating activities:
Net loss	$(8,482)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating liabilities:
(Increase) in account receivable	(1,024)
Increase in Accounts Payable	1
Net cash used in operating activities	(9,505)

Cash flows from financing activities:
Proceeds from issuance of ordinary shares	124,500
Amount due to a Director	5,126
Net cash provided by financing activities	129,626

Net change in cash	120,121
Cash at the beginning of the period	-
Cash at the end of the period	$120,121

Non-cash activities
Deferred offering costs	$15,000

See accompanying notes to the consolidated financial statements.

HAMCO VENTURES LIMITED AND SUBSIDIARY

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM FEBRUARY 7, 2024 (INCEPTION) TO JUNE 30, 2024

1. ORGANIZATION AND BUSINESS DESCRIPTION

Hamco Ventures Limited (the “Company”) was incorporated in the British Virgin Islands (BVI) on February 7, 2024 with the authorized capital of 900 million shares of ordinary shares, par value of $0.00001 per share and 900 million shares of preferred shares of no-par value.

On March 1, 2024, Hamco Creek Asia Development Company Limited (“Hamco Creek”), was incorporated in Hong Kong as the Company’s wholly owned subsidiary, and its principal activities are franchise development consultant services in the food & beverages industry. As of June 30, 2024, 100% of the Company’s revenue was derived from the franchise development consultant business.

The fiscal year end of the Company is June 30.

2. GOING CONCERN

As of June 30, 2024, the Company had $120,121 in cash. Our monthly burn rate is estimated to be approximately $8,000 and will run out of fund in 15 months. If the Company does not generate substantial revenues or fails to raise sufficient capital in this offering, it will have to explore other financing activities to provide it with the liquidity and capital resources it needs to meet its working capital requirements and to make capital investments in connection with ongoing operations. Management anticipates that the Company will be dependent in the near future on additional investment capital to fund operating expenses. Management estimates the funding need for continued operations to be $125,000 and an addition of $125,000 to implement the Company’s plan of operation for the next 12 months. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. Since the Company cannot give assurance that it will be able to secure the necessary capital when needed, there is a substantial doubt that the Company will be able to continue operations as a going concern following the issuance of these financial statements. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern. The Company has limited revenue and a net loss of $8,482 for the period.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation and principles of consolidation

The accompanying consolidated financial statements of the Company and its subsidiary are prepared pursuant to the rules and regulations of the U.S Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“U.S. GAAP”). The accompanying consolidated financial statements reflect all adjustments that management considers necessary for a fair presentation of the results of operations for these periods.

The accompanying financial statements have been prepared on a consolidated basis and reflect the financial statements of the Company and Hamco Greek. All intercompany transactions and balances are eliminated on consolidation.

Restatement of Previously Issued financial Statements

The Company identified errors in our financial statements for the period from February 7, 2024 (inception) to June 30, 2024. The Company identified an error in calculating the weighted average shares and restated the weighted average shares outstanding, basic and diluted on the consolidated financial statements for the period from February 7, 2024 (inception) to June 30, 2024 from 50,626,849 to 127,480,690.

In addition, the Company did not disclose a non-cash activity for deferred offering costs of $15,000. As such, the Company restated the consolidated cash flows to reflect this non-cash activity not previously disclosed.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Foreign currency translation

The Company’s consolidated financial statements are reported in United States dollars (“US$”), the Company’s presentation currency. The functional currency for the Company is US$ and the Company’s subsidiary in Hong Kong is Hong Kong dollars (“HK$”). The translation of the functional currencies of its subsidiary into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using a monthly average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments under other comprehensive income (loss) under accumulated other comprehensive income (loss) as a separate component of equity.

Monetary assets and liabilities of the Company and its subsidiary denominated in currencies other than the functional currency of the Company and subsidiary are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date.

Transactions of the Company and its subsidiary in currencies other than the Company’s and the subsidiary’s functional currencies are translated into the respective functional currencies at the average monthly exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the consolidated statements of operation and comprehensive loss.

The exchange rates used to translate amounts in HK$ into US$ for the purposes of preparing the financial statements were as follows:

June 30, 2024
Balance sheet items, except for ordinary shares, additional paid-in capital and retained earnings, as of period end	US$1=HK$7.8493
Amounts included in the statements of operations and cash flows for the period	US$1=HK$7.8493

Financial instruments and concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account placed in a financial institution located in Hong Kong, As of June 30, 2024, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability. The Company’s financial assets are subject to fair value measurements on a recurring basis. The Company’s remaining carrying amounts reported in the combined balance sheets of these financial assets are a reasonable estimate of fair value due to their short-term nature.

ASC 820 identifies fair value as the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier value hierarchy that distinguishes between the following:

Level 1 – Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs, other than quote prices in active markets, that are observable for the asset or liability, either directly or indirectly.

Level 3 - Unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $120,121 in cash and no cash equivalents as of June 30, 2024. The Company cash is held at well capitalized financial institutions, but they are not FDIC insured; however, management does not believe there is a significant risk of loss. There has been no intercompany cash transfer between the Company and Hamco Creek for the reporting period.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of professional and registration fees that are directly related to the Proposed Public Offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the statements of operations and comprehensive loss. As of June 30, 2024, the Company has incurred deferred offering costs of $15,000.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers.

Revenue is recognized when it is probable that the economic benefits will flow to the Company and when the service is provided and can be measured reliably.,

Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine the appropriate amount of revenue to be recognized for arrangements determined to be within the scope of ASC 606, the Company performs the following five steps:: (1) identifying the contract (if any) with a customer; (2) identifying the performance obligations in the contract (if any); (3) determining the transaction price; (4) allocating the transaction price to each performance obligation in the contract (if any); and (5) recognizing revenue when each performance obligation is satisfied.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or the price for each performance obligation in the form of a service, the service has been delivered to the customer, no obligation is outstanding regarding that service, and the Company is reasonably assured that funds have been or will be collected from the customer.

As of June 30, 2024, the Company has generated $1,280 of revenue from the consultant service provided to clients.   The company offers tailored consultant solutions to both emerging restaurant brands who are seeking to franchise a business for the first time and established franchisors who are looking to improve its operation, IT system, online/offline marketing etc.

Income taxes

The Company accounts for income taxes under the FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period included in the enactment date.

There is currently no taxation imposed on income by the Government of the BVI. In accordance with BVI income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Hamco Creek is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income derived from its activities conducted in Hong Kong. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to US$254,268 (HK$2,000,000), and 16.5% on any part of assessable profits over US$254,268 (HK$2,000,000).

Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

Net loss per share

Basic net loss per share is computed by dividing loss available to stockholders by the weighted average number of shares outstanding during the year. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional shares that would have been outstanding if the potential shares had been issued and if the additional shares were diluted. There were no potentially dilutive securities for the period from February 7, 2024 (inception) to June 30, 2024.

Recently Adopted Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

4. SHARE CAPITAL

The Company is authorized to issue a total maximum number of 1,800,000,000 Shares of (i) 900,000,000 Ordinary Shares of US$0.00001 par value each and (ii) 900,000,000 Preferred Shares of no par value.

Ordinary Share

The Company has one class of authorized Ordinary Share and each share is entitled to one vote.

On February 7, 2024 (date of inception), total of 105,500,000 Ordinary Share were issued and 34,285,710 shares were issued to the Company’s founder, Chun Leung Chow,(Eddy) and 72,214,290 were issued to Li Tao, Jin Yi, Fan Huan and Dong Sun at $0.00001 per share. The monies from these transactions, which totaled US$1,055, were outstanding as subscription receivable at June 30, 2024 and December 31, 2024. This $1,055 was subsequently settled on October 31, 2024 and went to the Company to be used as working capital.

On May 29, 2024, the Company sold 99,600,000 shares of its Ordinary Shares of which 34,028,570 shares were sold to Chun Leung Chow,(Eddy) and 65,571,430 shares were sold to Li Tao, Jin Yi, Fan Huan at US$0.00125 per share. The monies from these transactions, which totaled $124,500, went to the Company to be used as working capital.

Preferred Share

Each Preferred Share is entitled to 10 votes per share and is not entitled to any dividend distribution right, conversion right, or any distribution of the surplus assets of the Company on its liquidation.

On May 29, 2024, the Company issued 38,090,000 shares of Preferred Shares as founders shares to Chun Leung Chow, (Eddy) for the total purchase price of US$1.00 and outstanding as subscription receivable at June 30, 2024 and December 31, 2024. This $1 was subsequently settled on October 31, 2024.

There have been no other issuances of the Company’s ordinary shares and preferred shares.

As of June 30, 2024, the Company had 205,100,000 issued and outstanding ordinary shares and 38,090,000 issued and outstanding preferred shares.

5. CONCENTRATION AND RISKS

(a) Concentration

During the period from February 7, 2024 (inception) to June 30, 2024, 100% of the Company’s assets are located in Hong Kong.

(b) Economics and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

6. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and up through December 13, 2024, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

HAMCO VENTURES LIMITED AND SUBSIDIARY

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

	As of December 31, 2024	As of June 30, 2024
	(Unaudited)	(Audited)
ASSETS:
Current assets:
Cash	$82,071	$120,121
Accounts receivable	-	1,024
Subscriptions Receivable	-	1,056
Deferred offering costs	19,341	15,000
Total current assets	101,412	137,201

Total Assets	101,412	137,201

LIABILITIES AND SHAREHOLDERS

Current liabilities:
Accounts Payable	1	15,001
Amount due to a Director	5,126	5,126

Total Current Liabilities	5,127	20,127

Total Liabilities	5,127	20,127

Commitments and contingencies	-	-

SHAREHOLDERS’ EQUITY
Preferred shares, no par value; 900,000,000 shares authorized; 38,090,000 shares issued and outstanding as of December 31, 2024 and June 30, 2024, respectively	-	-
Ordinary shares, $0.00001 par value; 900,000,000 shares authorized; 205,100,000 shares issued and outstanding as of December 31, 2024 and June 30, 2024 respectively	2,051	2,051
Additional paid-in Capital	123,505	123,505
Accumulated deficit	(29,271)	(8,482)

Total Shareholders’ Equity	96,285	117,074

Total Liabilities and Shareholders’ Equity	$101,412	$137,201

See accompanying notes to the consolidated financial statements.

HAMCO VENTURES LIMITED AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTOF OPERATIONS

(In U.S. Dollars, except share data or otherwise stated)

	For the six months ended December 31, 2024	From February 7, 2024 (inception) to June 30, 2024
	(Unaudited)	(Audited)
Service income	$—	$1,280

General and administrative expenses	(20,789)	(9,762)

Loss before tax	(20,789)	(8,482)

Tax expense	—	—

Net loss	$(20,789)	$(8,482)

Weighted average shares outstanding, basic and diluted	205,100,000	127,480,690 *

Basic and diluted net loss per ordinary share	$(0.00)	$(0.00)

*Restated see Note 3

See accompanying notes to the consolidated unaudited financial statements.

HAMCO VENTURES LIMITED AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY

(In U.S. Dollars, except share data or otherwise stated)

	Preferred Shares		Ordinary Shares		Additional paid-in capital
	Shares	Amount	Shares	Amount	Preferred shares	Ordinary shares	Accumulated deficit	Total shareholders’ equity
Balance as of February 7, 2024 (inception)	-	$-	-	$-	$-	$-	$-	$-
Shares issued for cash
Founders - Preferred shares	38,090,000	-	-	-	1	-	-	1
Founders – Ordinary shares	-	-	68,314,280	683	-	42,195	-	42,878
Third Party – Ordinary shares	-	-	136,785,720	1,368	-	81,309	-	82,677
Net loss	-	-	-	-	-	-	(8,482)	(8,482)
Balance as of June 30, 2024	38,090,000	-	205,100,000	2,051	1	123,504	$(8,482)	$117,074
Net loss for the period from July 1 to December 31, 2024	-	-	-	-	-	-	(20,789)	(20,789)
Balance as of December 31, 2024	38,090,000	$-	205,100,000	$2,051	$1	$123,504	$(29,271)	$96,285

See accompanying notes to the consolidated unaudited financial statements.

HAMCO VENTURES LIMITED AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

	For the six months ended December 31, 2024	From February 7, 2024 (inception) to June 30, 2024 (Restated)
	(Unaudited)	(Audited)
Cash flows from operating activities:
Net loss	$(20,789)	$(8,482)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Decrease/(Increase) in account receivable	1,024	(1,024)
(Decrease)/Increase in Accounts Payable	—	1
Net cash used in operating activities	(19,765)	(9,505)

Cash flows from financing activities:
Proceeds from issuance of ordinary shares	1,056	124,500
Payment of deferred IPO offering costs	(19,341)	—
Increase in amount due to a Director	—	5,126
Net cash provided by financing activities	(18,285)	129,626

Net change in cash	(38,050)	120,121
Cash at the beginning of the period	120,121	—
Cash at the end of the period	$82,071	$120,121

Non-cash activities
Deferred offering costs	$—	15,000

See accompanying notes to the consolidated unaudited financial statements.

HAMCO VENTURES LIMITED AND SUBSIDIARY

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2024

1. ORGANIZATION AND BUSINESS DESCRIPTION

Hamco Ventures Limited (the “Company”) was incorporated in the British Virgin Islands (BVI) on February 7, 2024 with the authorized capital of 900 million shares of ordinary shares, par value of $0.00001 per share and 900 million shares of preferred shares of no-par value.

On March 1, 2024, Hamco Creek Asia Development Company Limited (“Hamco Creek”), was incorporated in Hong Kong as the Company’s wholly-owned subsidiary, and its principal activities are franchise development consultant services in the food & beverages industry. As of December 31, 2024, 100% of the Company’s revenue was derived from the franchise development consultant business.

The fiscal year end of the Company is June 30.

2. GOING CONCERN

As of December 31, 2024, the Company had $82,071 in cash. Our monthly burn rate is estimated to be approximately $8,000 and will run out of fund in 10 months. If the Company does not generate substantial revenues or fails to raise sufficient capital in this offering, it will have to explore other financing activities to provide it with the liquidity and capital resources it needs to meet its working capital requirements and to make capital investments in connection with ongoing operations. Management anticipates that the Company will be dependent in the near future on additional investment capital to fund operating expenses. Management estimates the funding need for continued operations to be $125,000 and an addition of $125,000 to implement the Company’s plan of operation for the next 12 months. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. Since the Company cannot give assurance that it will be able to secure the necessary capital when needed, there is a substantial doubt that the Company will be able to continue operations as a going concern following the issuance of these financial statements. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern. The Company has limited revenue and a net loss of $20,789 for the period.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation and principles of consolidation

The accompanying consolidated financial statements of the Company and its subsidiary are prepared pursuant to the rules and regulations of the U.S Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“U.S. GAAP”). The accompanying consolidated financial statements reflect all adjustments that management considers necessary for a fair presentation of the results of operations for these periods.

The accompanying financial statements have been prepared on a consolidated basis and reflect the financial statements of the Company and Hamco Creek. All intercompany transactions and balances are eliminated on consolidation.

Restatement of Previously Issued financial Statements

The Company identified errors in our financial statements for the period from February 7, 2024 (inception) to June 30, 2024. The Company identified an error in calculating the weighted average shares and restated the weighted average shares outstanding, basic and diluted on the consolidated financial statements for the period from February 7, 2024 (inception) to June 30, 2024 from 50,626,849 to 127,480,690.

In addition, the Company did not disclose a non-cash activity for deferred offering costs of $19,341. As such, the Company restated the consolidated cash flows to reflect this non-cash activity not previously disclosed.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Foreign currency translation

The Company’s consolidated financial statements are reported in United States dollars (“US$”), the Company’s presentation currency. The functional currency for the Company is US$ and the Company’s subsidiary in Hong Kong is Hong Kong dollars (“HK$”). The translation of the functional currencies of its subsidiary into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using a monthly average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments under other comprehensive income (loss) under accumulated other comprehensive income (loss) as a separate component of equity.

Monetary assets and liabilities of the Company and its subsidiary denominated in currencies other than the functional currency of the Company and subsidiary are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date.

Transactions of the Company and its subsidiary in currencies other than the Company’s and the subsidiary’s functional currencies are translated into the respective functional currencies at the average monthly exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the consolidated statements of operation and comprehensive loss.

The exchange rates used to translate amounts in HK$ into US$ for the purposes of preparing the financial statements were as follows:

December 31, 2024
Balance sheet items, except for ordinary shares, additional paid-in capital and retained earnings, as of period end	US$1=HK$7.7678
Amounts included in the statements of operations and cash flows for the period	US$1=HK$7.8500

Financial instruments and concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account placed in a financial institution located in Hong Kong, As of December 31, 2024, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

ASC 820 identifies fair value as the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier value hierarchy that distinguishes between the following:

Level 1 – Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs, other than quote prices in active markets, that are observable for the asset or liability, either directly or indirectly.

Level 3 – Unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $ 82,071 in cash as of December 31, 2024. The Company cash is held at well capitalized financial institutions, but they are not FDIC insured; however, management does not believe there is a significant risk of loss. There has been no intercompany cash transfer between the Company and Hamco Creek for the reporting period.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of professional and registration fees that are directly related to the Proposed Public Offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the statements of operations and comprehensive loss. As of December 31, 2024, the Company has incurred deferred offering costs of $19,341.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606 Revenue from Contracts with Customers.

Revenue is recognized when it is probable that the economic benefits will flow to the Company and when the services provided and can be measured reliably.

Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine the appropriate amount of revenue to be recognized for arrangements determined to be within the scope of ASC 606, the Company performs the following five steps: (1) identifying the contract (if any) with a customer; (2) identifying the performance obligations in the contract (if any); (3) determining the transaction price; (4) allocating the transaction price to each performance obligation in the contract (if any); and (5) recognizing revenue when each performance obligation is satisfied.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or the price for each performance obligation in the form of a service, the service has been delivered to the customer, no obligation is outstanding regarding that service, and the Company is reasonably assured that funds have been or will be collected from the customer.

For the six months ended December 31, 2024, the Company has not generated any revenue from consultant service.

Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

Net loss per share

Basic net loss per share is computed by dividing loss available to stockholders by the weighted average number of shares outstanding during the year. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional shares that would have been outstanding if the potential shares had been issued and if the additional shares were diluted. There were no potentially dilutive securities for the period from July 1, 2024, to December 31, 2024.

Recently Adopted Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

4. SHARE CAPITAL

The Company is authorized to issue a total maximum number of 1,800,000,000 Shares of (i) 900,000,000 Ordinary Shares of US$0.00001 par value each and (ii) 900,000,000 Preferred Shares of no-par value.

Ordinary Share

The Company has one class of authorized Ordinary Share, and each share is entitled to one vote.

On February 7, 2024 (date of inception), 105,500,000 Ordinary Share were issued and 34,285,710 shares were issued to the Company’s founder, Chun Leung Chow,(Eddy), and 72,214,290 shares were issued to Li Tao, Jin Yi, Fan Huan and Dong Sun at $0.00001 per share. The monies from these transactions, which totaled $1,055, went to the Company to be used as working capital.

On May 29, 2024, the Company sold 99,600,000 shares of its Ordinary Shares of which 34,028,570 shares were sold to Chun Leung Chow,(Eddy) and 65,571,430 shares were sold to Li Tao, Jin Yi, Fan Huan at $0.00125 per share.. The Company received total proceeds of $124,500 from the issuance, which are intended to be used for general working capital purposes

Proceeds totaling $1,055 from the issuance of ordinary shares were initially recorded as a subscription receivable, as they had not been received as of June 30, 2024. The amount was subsequently received in October 2024.

Preferred Share

Each Preferred Share is entitled to 10 votes per share and is not entitled to any dividend distribution right, conversion right, or any distribution of the surplus assets of the Company on its liquidation.

On May 29, 2024, the Company issued 38,090,000 shares of Preferred Shares as founders shares to Chun Leung Chow, (Eddy), for the total purchase price of $1.00.

There have been no other issuances of the Company’s ordinary shares and preferred shares.

As of December 31, 2024, the Company had 205,100,000 issued and outstanding ordinary shares and 38,090,000 issued and outstanding preferred shares.

5. CONCENTRATION AND RISKS

(a) Concentration

During the period from July 1, 2024, to December 31, 2024, 100% of the Company’s assets are located in Hong Kong.

(b) Economics and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

6. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and up through June 17, 2025. On February 3, 2025 the Company appointed Yansu Christie Ju as the Chief Operating Officer and director.

Hamco Limited Ventures

2,000,000 Ordinary Shares

FINAL PROSPECTUS

July 3, 2025